UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                    )
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GOLDEN STAR RESOURCES LTD.

(Name of Registrant as Specified In Its Charter)

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MANAGEMENT INFORMATION CIRCULAR
FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF
COMMON SHAREHOLDERS OF
GOLDEN STAR RESOURCES LTD.
THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL AND SPECIAL MEETING OF ALL COMMON SHAREHOLDERS.
TO BE HELD AT:
TSX Broadcast & Conference Centre — Gallery Facility
130 King Street West
Toronto, Ontario, Canada M5X 1J2
On Wednesday, May 9, 2007
at 3:00 p.m. (Toronto Time)

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING
OF SHAREHOLDERS OF
GOLDEN STAR RESOURCES LTD.
Littleton, Colorado
NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting (the “Meeting”) of shareholders of Golden Star Resources Ltd. (the “Company”) will be held at 3:00 p.m. (Toronto time) on Wednesday, May 9, 2007 at the TSX Broadcast & Conference Centre — Gallery Facility, 130 King Street West, Toronto, Ontario, Canada, M5X 1J2 for the following purposes:
1.	to receive the report of the directors to the shareholders and the consolidated financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended December 31, 2006;

2.	to elect directors until the next annual general meeting;

3.	to appoint auditors to hold office until the next annual general meeting at a remuneration to be fixed by the Board of Directors;

4.	to consider and, if thought fit, approve the Corporation’s Amended and Restated Shareholder Rights Plan Agreement; and

5.	to transact such other business as may properly come before the Meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on April 9, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Accompanying this Notice of Meeting are a (i) Management Information Circular, (ii) form of proxy, (iii) reply card for use by shareholders who wish to receive the Company’s interim financial statements, and (iv) reply card for use by shareholders who wish to consent to the electronic delivery of certain documents of the Company. The Company’s 2006 Annual Report containing the audited comparative financial statements of the Company as at and for the year ended December 31, 2006 and the related management’s discussion and analysis of financial condition and results of operations also accompany this Notice of Meeting.
If you are a registered shareholder of the Company and do not expect to attend the Meeting in person, please promptly complete and sign the enclosed proxy form and return it in the self-addressed envelope for receipt by no later than 5:00 p.m. (Toronto time) on Monday, May 7, 2007. If you receive more than one proxy form because you own common shares registered in different names or addresses, each proxy form should be completed and returned.
If you are a non-registered shareholder of the Company and receive these materials through your broker or another intermediary, please complete and sign the materials in accordance with the instructions provided to you by such broker or other intermediary.
Dated at Littleton, Colorado, this 15th day of March, 2007.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Thomas G. Mair
Senior Vice President and Chief Financial Officer

GOLDEN STAR RESOURCES LTD.
10901 West Toller Drive, Suite 300
Littleton, Colorado, USA 80127-6312
MANAGEMENT INFORMATION CIRCULAR
FOR THE ANNUAL GENERAL AND SPECIAL MEETING
OF COMMON SHAREHOLDERS
TO BE HELD ON
Wednesday, May 9, 2007
ALL AMOUNTS OF MONEY WHICH ARE REFERRED TO IN THIS MANAGEMENT INFORMATION CIRCULAR ARE EXPRESSED IN LAWFUL MONEY OF THE UNITED STATES UNLESS OTHERWISE SPECIFIED.
Note: Shareholders who do not hold their common shares in their own name, as registered shareholders, should read “Advice to Beneficial Shareholders” for an explanation of their rights.
The information in this Management Information Circular is as of March 15, 2007 unless otherwise indicated.
SOLICITATION OF PROXIES
THIS MANAGEMENT INFORMATION CIRCULAR IS PROVIDED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. (the “Corporation”) for the annual general and special meeting of the shareholders of the Corporation (the “Meeting”) to be held on Wednesday, May 9, 2007, at 3:00 p.m. (Toronto time) in the TSX Broadcast & Conference Centre — Gallery Facility, 130 King Street West, Toronto, Ontario, Canada M5X 1J2 or at any adjournment thereof for the purposes set forth in the accompanying Notice of Meeting. This Management Information Circular and the accompanying form of proxy (“Proxy”) are expected to be sent to the shareholders on or about April 13, 2007.
Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, telegraph or personal interview by regular employees of the Corporation, at a nominal cost to the Corporation. In accordance with applicable laws, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares (the “Common Shares”) of the Corporation held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.
APPOINTMENT AND REVOCATION OF PROXIES
The persons named in the enclosed Proxy, Peter J. Bradford, President and Chief Executive Officer of the Corporation, or failing him, Thomas G. Mair, Senior Vice President and Chief Financial Officer of the Corporation, have been designated by the directors of the Corporation and have indicated their willingness to represent as proxy each shareholder who appoints them. A SHAREHOLDER HAS THE RIGHT TO DESIGNATE A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN PETER J. BRADFORD OR THOMAS G. MAIR, BEING THE MANAGEMENT DESIGNEES, TO REPRESENT HIM OR HER AT THE MEETING. Such right may be exercised by inserting in the space provided for that purpose on the Proxy the name of the person to be designated and deleting therefrom the names of the management designees, or by completing another proper form of proxy. Such shareholder should notify the nominee of the appointment, obtain a consent to act as proxy and provide instructions on how the shareholder’s Common Shares are to be voted. In any case, the form of proxy should be dated and executed by the shareholder or an attorney authorized in writing, with proof of such authorization attached where an attorney executed the proxy form. A form of proxy will not be valid for the Meeting or any adjournment thereof unless it is completed and delivered to Attention: Proxy Department, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, Canada M5A 4K9, no later than 5:00 p.m. (Toronto time) on Monday May 7, 2007 or, if the Meeting is adjourned, no later than 5:00 p.m. (Toronto time) on the business day immediately prior to the day of the reconvening of the adjourned Meeting. Late proxies may be accepted or rejected at any time prior to the commencement time of the Meeting by the Chairman of the Meeting in his discretion and the Chairman is under no obligation to accept or reject any particular late proxy.
In addition to revocation in any other manner permitted by law, a shareholder who has given a proxy may revoke it at any time before it is exercised, by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Corporation, being Suite 3700, Toronto Dominion Bank Tower, 66 Wellington Street West, P.O. Box 20, Toronto Dominion Centre, Toronto, Ontario, Canada, M5K 1N6, Attention: Golden Star Resources Ltd. at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, before any votes in respect of which the proxy is to be used shall have been taken. In addition, a proxy may be revoked by the shareholder personally attending at the Meeting, registering with the scrutineers and voting his Common Shares.
ADVICE TO BENEFICIAL SHAREHOLDERS
The information set forth in this section is of significant importance to many shareholders of the Corporation as a substantial number of shareholders do not hold their Common Shares in their own names. Shareholders of the Corporation who do not hold their Common Shares in their own names (referred to herein as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those shares will not be registered in the shareholder’s name on the records of the Corporation. Such shares will more likely be registered under the name of the shareholder’s broker or an agent or nominee of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees may in certain instances be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.
Applicable regulatory rules require intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder (the broker or agent or nominee of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications (“ADP”). ADP typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the meeting. A Beneficial

Shareholder receiving a proxy with an ADP sticker on it cannot use that proxy to vote Common Shares directly at the Meeting — the proxy must be returned to ADP well in advance of the Meeting in order to have the Common Shares voted.
Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or an agent or nominee of the broker), a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote such Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent or nominee) in accordance with the instructions provided by such broker (or agent or nominee), well in advance of the Meeting.
All references to shareholders in this Management Information Circular and the accompanying Notice of Meeting and Proxy are to shareholders of record unless specifically stated otherwise. Where documents are stated to be available for review or inspection, such items will be shown upon request to registered shareholders who produce proof of their identity.
VOTING OF PROXIES
The persons named in the enclosed Proxy are directors and/or officers of the Corporation who have indicated their willingness to represent as proxy the shareholders who appoint them. Each shareholder may instruct his proxy how to vote his Common Shares by completing the blanks on the Proxy.
All Common Shares represented at the Meeting by properly executed proxies will be voted (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Proxy, the Common Shares represented by the Proxy will be voted or withheld from voting in accordance with such specification. IN THE ABSENCE OF ANY SUCH SPECIFICATION, THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, WILL VOTE IN FAVOUR OF THE MATTERS SET OUT THEREIN.
The enclosed Proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. As of the date hereof, the Corporation is not aware of any amendments to, variations of or other matters which may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Corporation.
VOTING SHARES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The Corporation has authorized capital consisting of an unlimited number of Common Shares and an unlimited number of first preferred shares (the “First Preferred Shares”). As of March 15, 2007, a total of 232,143,215 Common Shares and no First Preferred Shares were issued and outstanding. The board of directors of the Corporation (the “Board” or the “Board of Directors”) has fixed April 9, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Each Common Share outstanding on the record date carries the right to one vote. The Corporation will arrange for the preparation of a list of the holders of its Common Shares on such record date. Each shareholder named in the list will be entitled to one vote at the Meeting for each Common Share shown opposite such shareholder’s name except to the extent that (a) such shareholder has transferred the ownership of such Common Share after the record date and (b) the transferee of such Common Share produces a properly endorsed share certificate or otherwise establishes that the transferee owns such Common Share and demands not later than ten days before the Meeting that the transferee’s name be included in the list in which case the transferee will be entitled to vote such Common Share at the Meeting. A complete list of the shareholders entitled to vote at the Meeting will be open to examination by any shareholder for any purpose germane to the Meeting, during ordinary business hours for a period of ten days prior to the Meeting, at the office of CIBC Mellon Trust Company at 320 Bay Street, Toronto, Ontario, Canada, M5H 4A6. Under the Corporation’s By-laws, the quorum for the transaction of business at the Meeting consists of two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled.
The following table shows the number of Common Shares beneficially owned, as of March 15, 2007, by each person known to the Corporation or its directors or executive officers to be the beneficial owner of more than 5% of its outstanding Common Shares, by each director and the director nominees of the Corporation, by each executive officer of the Corporation and by all directors, director nominees and executive officers of the Corporation as a group. All information is taken from or based upon ownership filings made by such persons with the U.S. Securities and Exchange Commission (“SEC”) or upon information provided by such persons to the Corporation. Unless otherwise noted, the Corporation believes that each person shown below has sole investment and voting power over the Common Shares owned.

Name and Address of	Amount and Nature of Common		Percent of Common Shares
Beneficial Owner **	Shares Beneficially Owned [1]		Beneficially Owned
Ian MacGregor	340,000	[1]	*
James E. Askew	640,000	[2]	*
David K. Fagin	1,016,805	[3]	*
Lars-Eric Johansson	80,000	[4]	*
Michael P. Martineau	170,000	[5]	*
Michael A. Terrell	1,208,530	[6]	*
Peter J. Bradford	2,310,557	[7]	*
Thomas G. Mair	50,000	[8]	*
Colin Belshaw	16,557	[9]	*
Bruce Higson-Smith	257,128	[10]	*
Douglas A. Jones	285,628	[11]	*
Directors and Executive Officers as a group (11 persons)	6,375,205	[12]	2.75%

Notes:

*	Indicates less than one percent.

**	The address of each person, unless otherwise noted, is c/o Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312.

[1]	Includes 290,000 Common Shares subject to stock options exercisable within 60 days.

[2]	Includes 440,000 Common Shares subject to stock options exercisable within 60 days.

[3]	Includes 323,000 Common Shares subject to stock options exercisable within 60 days.

[4]	Includes 80,000 Common Shares subject to stock options exercisable within 60 days.

[5]	Includes 160,000 Common Shares subject to stock options exercisable within 60 days.

[6]	Includes 656,000 Common Shares subject to stock options exercisable within 60 days.

[7]	Includes 1,608,250 Common Shares subject to stock options exercisable within 60 days.

[8]	Includes 50,000 Common Shares subject to stock options exercisable within 60 days.

[9]	Includes 13,878 Common Shares subject to stock options exercisable within 60 days.

[10]	Includes 214,256 Common Shares subject to stock options exercisable within 60 days.

[11]	Includes 265,506 Common Shares subject to stock options exercisable within 60 days.

[12]	Includes an aggregate of 4,100,890 Common Shares subject to stock options exercisable within 60 days.

EXECUTIVE OFFICERS
As of March 15, 2007, the executive officers of the Corporation, their ages and their business experience and principal occupation during the past five years were as follows:

Name	Age	Office and Experience	Officer Since

PETER J. BRADFORD	48	Mr. Bradford has served as President and Chief Executive Officer of the Corporation since November 1999 and as a member of the Board since August 2000. In addition, Mr. Bradford serves as a director of Anvil Mining Limited.	1999

THOMAS G. MAIR	50	Mr. Mair has served as Senior Vice President and Chief Financial Officer since February 8, 2007. Mr. Mair is a qualified financial and accounting professional with more than 25 years of international business experience in the natural resources industries. Prior to joining the Corporation, Mr. Mair worked as a consultant from October 2006. Mr. Mair served in a number of senior roles with Newmont Mining Corporation from 1996 until October 2006, most recently as Director, Business Process Improvement from August 2003 to October 2006, and as group financial executive from October 2000 to July 2003.	2007

COLIN BELSHAW	52	Mr. Belshaw has served the Corporation since June 2006 as Vice President, Operations. Mr. Belshaw is a mining engineer with approximately 30 years experience in the mining sector in Africa. Prior to his service with the Corporation, Mr. Belshaw was Group Consulting Mining Engineer with Kinross Gold Corporation from February 2004 to June 2006, Consulting Mining Engineer with Placer Dome America from August 2002 to January 2004, Director of Operations, Navan Mining plc from August 1998 to April 2002. From April 2002 to August 2002, Mr. Belshaw pursued other opportunities.	2006

BRUCE HIGSON-SMITH	46	Mr. Higson-Smith has served as Vice President, Corporate Development of the Corporation since September 2003. Prior to his service with the Corporation, Mr. Higson-Smith was an independent consultant from October 2002 to September 2003. In addition, Mr. Higson-Smith served as Vice President and Investment Manager with Resource Capital Funds from September 1998 to October 2002.	2003

DOUGLAS A. JONES	52	Dr. Jones has served as Vice President, Exploration of the Corporation since March 2003. Prior to his service with the Corporation, Dr. Jones worked as a consultant from December 2002 to February 2003. In addition, Dr. Jones served as Chief Geologist of Aurion Gold Ltd. (formerly Delta Gold Ltd.) from August 1998 through November 2002.	2003

COMPENSATION DISCUSSION AND ANALYSIS
Oversight of Executive Compensation Program
The Compensation Committee of the Board of Directors oversees the compensation of the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the other executive officers named in the “Summary Compensation Table” below (collectively, the “Named Executive Officers” or “NEOs”). Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to NEOs.
The Compensation Committee has taken the following actions to link pay and performance for Named Executive Officers:
Application of performance-based awards in the Corporation’s long-term incentive programs;
Alignment of compensation structures to a competitive pay strategy; and
Periodic rotation of Compensation Committee members to promote a non-biased approach to pay considerations.
In determining the CEO’s compensation, the Compensation Committee annually evaluates the CEO’s performance and considers the Corporation’s performance and relative shareholder return, the compensation of chief executive officers at comparable companies, the awards given to the CEO in past years, and such other factors that are deemed relevant from time to time.
In determining the compensation of NEOs, the Compensation Committee evaluates each individual’s performance, the Corporation’s overall performance and comparable compensation paid to similarly situated officers in comparable companies.
The Compensation Committee determines any annual bonus to be awarded to the CEO and the other NEOs based on a combination of the Corporation’s performance for the year and the achievement by each person of both corporate and individual key performance indicators established by the Compensation Committee as of the commencement of the applicable fiscal year. Mr. Bradford’s salary for 2006 was $325,000. In determining the salary of the CEO and the bonuses awarded to the CEO and the other NEOs, the Compensation Committee considered the factors discussed above under “Compensation Discussion and Analysis”.
Compensation Consultants
From time to time the Corporation and the Compensation Committee have sought advice from the compensation consulting firm, the Hay Group, with respect to reviewing and structuring its policy regarding executive compensation. In January 2006, management retained Delphi Management Solutions, an independent compensation consultant, to assist in developing certain compensation structures for the Corporation. This relationship continues in 2007.
Overview of Compensation Philosophy and Program
In order to recruit and retain the most qualified and competent individuals as senior executives, the Corporation strives to maintain a compensation program that is competitive in the global mining industry. The following compensation objectives are considered in setting the compensation programs for the Named Executive Officers:
Drive and reward performance which supports the Corporation’s core values;
Provide a significant percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria;
Establish significant stock holdings to align the interests of NEOs with those of shareholders;
Design competitive total compensation and rewards programs to enhance the Corporation’s ability to attract and retain knowledgeable and experienced senior executives; and
Set compensation and incentive levels that reflect competitive market practices.

Compensation Elements and Rationale for Pay Mix Decisions
To reward both short and long-term performance in the compensation program and in furtherance of the Corporation’s compensation objectives noted above, the Corporation’s executive compensation philosophy includes the following four principles.
(i) Compensation should be related to performance
The Compensation Committee believes that a significant portion of a NEO’s compensation should be tied not only to individual performance, but also to the performance of the NEO’s business unit or function and to Corporation performance measured against both financial and non-financial goals and objectives.
During periods when performance meets or exceeds the established objectives, NEOs should be paid at or more than expected levels. When performance does not meet key objectives, incentive award payments, if any, should be less than such levels.
(ii) Incentive compensation should represent a large portion of a Named Executive Officer’s total compensation
The Corporation strives to normalize the amount of fixed compensation paid to NEOs in order to minimize costs when Corporation performance does not meet then applicable standards. A significant portion of compensation is paid in the form of short-term and long-term incentives, which are calculated and paid based primarily on financial measures of profitability and shareholder value creation. Named Executive Officers have the incentive of increasing Corporation profitability and shareholder return in order to earn a significant portion of their compensation package.
(iii) Compensation levels should be competitive
The Corporation annually reviews survey data to ensure that the compensation program is competitive. The Corporation believes that a competitive compensation program will enhance the Corporation’s ability to attract and retain senior executives.
(iv) Incentive compensation should balance short and long-term performance
The Compensation Committee seeks to structure a balance between achieving strong short-term annual results and ensuring its long-term viability and success. To reinforce the importance of balancing these perspectives, NEOs are regularly provided both short and long-term incentives. The Compensation Committee believes that the mix of long-term incentives allows the Corporation to deliver long-term incentive awards aligned with the interests of shareholders. Stock options and stock bonus awards create a focus on share price appreciation.
Compensation Benchmarking Relative to Market
The Corporation generally selects a compensation peer group of five to six publicly traded, mining related companies (the “Peer Group”). The Peer Group has been used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to the Corporation’s and have global businesses that compete with the Corporation for executive talent.
The Corporation also refers to compensation survey data from the below listed resources to ensure that its total senior executive compensation program is competitive:
•	Economic Research Institute;

•	McDermott Mining Industry Salary Surveys;

•	Western Mine Salaries, Wages and Benefits; and

•	Coopers Consulting Mining Industry Salary Surveys
The survey data is a compilation of compensation and other data based upon a review of national (US) and international companies that participate in mining and general industry surveys.
The Corporation and the Compensation Committee generally endeavor to target the median base salary level (50th percentile) of the survey data for the base salaries of the NEOs. Adjustments from the median base salary level may be made based on comparisons to the survey data and evaluation of the NEO’s level of responsibility and experience as well as company-wide performance. A NEO’s success in achieving business results, promoting core values, improving health and safety and demonstrating leadership are also taken into account when reviewing base salaries.
Benchmarking and aligning base salaries are especially critical to a competitive compensation program. Other elements of compensation are affected by changes in base salary. Annual bonus incentives are targeted and paid out as a percentage of base salary, and the target levels of long-term incentives are also set as a percentage of base salary.
Review of Senior Executive Performance
The Compensation Committee reviews, on an annual basis, compensation elements of each NEO. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to meet with the NEOs at various times during the year, which allows the Compensation Committee to form its own assessment of certain aspects of each individual’s performance.
In addition, each year, the CEO presents to the Compensation Committee his evaluation of each NEO, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential.
Components of the Executive Compensation Program
The Compensation Committee believes the total compensation and benefits program for NEOs should include base salaries, annual bonus incentive, long-term incentive compensation, health and welfare benefits and a 401k savings plan, perquisites, and certain severance and change of control benefits.
Base Salaries. As noted above, NEO base salaries are targeted at median levels of the survey data, and are determined by evaluating the NEO’s level of responsibility and performance and the Corporation’s performance, as well as general economic conditions and marketplace compensation trends. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria. The Compensation Committee usually adjusts base salaries for NEOs because current compensation demonstrates a significant deviation from the market data, to recognize outstanding individual performance, or to recognize an increase in responsibility. This is in line with the Corporation’s philosophy that total NEO compensation above competitive median levels should be paid from the variable portion of the compensation package.
Annual Bonus Incentive. The annual bonus incentive provides NEOs with the opportunity to earn bonuses based on the achievement of specific company-wide, business unit or function and individual performance goals. Incentive bonuses are generally paid in a combination of cash and stock as approved by the Compensation Committee in the first quarter of each year for the prior fiscal year’s performance. The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each Named Executive Officer, based on competitive practices. Performance targets are established at levels that are achievable, but require better than planned performance from each Senior Executive. The payout of the annual bonus incentive can range from zero, if planned performance targets are not achieved, to 200%, if results significantly exceed planned performance.
Long-Term Incentive Compensation. Long-term incentives comprise a significant portion of a Named Executive Officer’s compensation, consistent with our at-risk pay philosophy. The Compensation Committee’s objective is to provide NEOs with long-term incentive award opportunities that are consistent with performance. Currently, these incentives include stock options. The amounts granted to Senior Executives vary each year and are equal, dollar for dollar, to the amount earned under the annual bonus incentive program. For example, if an executive earned a $50,000 annual bonus incentive award, the executive would be awarded an equal amount (i.e., $50,000) of stock options. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants.

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of the Corporation’s share price and the potential financial gain for employees. A stock option becomes valuable only if the price of the Common Shares increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, thus providing an incentive for an option holder to remain employed by the Corporation. In addition, stock options link a portion of an employee’s compensation to shareholders’ interests by providing an incentive to increase the market price of the shares.
Health and Welfare Benefits Programs and 401K Savings Plan. The Corporation offers health and welfare programs and a 401K savings program to all eligible employees. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the managerial workforce. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The Corporation’s health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Coverage under the life and accidental death and disability programs offer benefit amounts specific to NEOs. Premiums for supplemental life insurance may be paid by the Corporation on behalf of a NEO.
The 401K savings plan is intended to supplement the employee’s personal savings and social security. The Corporation adopted the 401K savings plan to enable employees to save for retirement through a tax-advantaged combination of employee and Corporation contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. All U.S. employees, including NEOs, are eligible to participate in the 401K savings plan. No savings plan is offered to NEOs who are based in non-US locations. No other retirement plans are provided to NEOs.
Perquisites and Perquisite Allowance Payments. Named Executive Officers are provided with the following benefits as a supplement to their other compensation:
•	Life Insurance & Accidental Death & Dismemberment Coverage (also referred to as Personal Accident Insurance): The Corporation pays 100% of the premium for life insurance and accidental death and dismemberment coverage equal to three times the NEO’s base salary.

•	Short-Term and Long-Term Disability: The Corporation pays 100% of the premium cost for these benefit programs for NEOs. The short-term disability program provides income replacement at 60% of base pay level (up to $10,000 per month for salaried employees) beginning on the 15th day of disability for up to six months or recovery. Long term disability then continues until recovery at 60% of the base pay level (up to $10,000 per month for salaried employees) after being disabled for six months.
The Compensation Committee annually reviews the perquisite program and allowances provided to NEOs to determine if adjustments are appropriate.
Employment Agreements and Severance Arrangements. The Compensation Committee has also considered the long-term benefits to shareholders of retaining senior executives, including the NEOs, in the competitive employment environment. Upon certain types of terminations of employment (including a termination following a change in control of the Corporation), severance benefits may be paid to the NEOs. Severance benefits are designed to attract and retain senior executives and to provide replacement income if their employment is terminated involuntarily other than for cause. Severance benefits are specifically outlined in each NEO’s employment agreement.
To be eligible to receive severance benefits, a Named Executive Officer must (i) be an executive on the date of termination, (ii) be involuntarily terminated and (iii) execute and deliver the release agreement.
The Corporation or a subsidiary has entered into employment agreements with Peter J. Bradford, Roger Palmer, Bruce Higson-Smith, Dr. Douglas A. Jones and Colin J. Belshaw. The material terms of the agreements include: (a) employment for one year with automatic renewal for successive one-year periods unless either the Corporation or the employee gives notice of nonrenewal of the employment agreement; (b) a base salary (as set forth below under “Summary Compensation Table”); (c) severance payments upon a termination of employment without cause in an amount equal to the sum of the employee’s base salary (two times such amount for Mr. Bradford and one half times such amount for Mr. Palmer), the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, and amounts equal to the value of the previous year benefits; (d) a lump sum payment in the event of a termination upon a change in control equal to two times the sum of the employee’s base salary (three times such amount for Mr. Bradford and one times such amount for Mr. Palmer), the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, plus amounts based on the value of previous year benefits; and (e) participation in the Stock Option Plan (as defined below), the Executive Bonus Plan (as defined below), and in such of the Corporation’s benefit and deferred compensation plans as are from time to time available to executive officers of the Corporation. In addition, in the event of either a termination by the Corporation without cause or a termination following a Change of Control, all unvested stock options immediately vest and remain exercisable for 12 months following termination.
A “Change of Control” is defined, generally, as (i) the acquisition of more than 30% of the Corporation’s voting stock by a person or group, (ii) board members at a specified date, or persons appointed or nominated by them, cease to constitute a majority of the board, or (iii) stockholders approve a merger of the Corporation (other than a merger in which the stockholders of the Corporation prior to the merger continue to own more than 50% of the outstanding stock of the surviving entity), a sale of substantially all of the Corporation’s assets, or a liquidation. Change of Control severance benefits become payable under the terms of the employment agreements if, at the time of or during a period of 12 to 24 months (as applicable) following a Change of Control, the employee’s employment is terminated by the surviving or successor entity without Cause or the employee voluntarily terminates his/her employment for specified reasons. Such reasons include a substantial alteration in the nature or status of employment responsibilities, reduction in compensation or benefits, relocation, or breach by the surviving or successor entity of the employment agreement.

EXECUTIVE COMPENSATION TABLE
Summary Compensation Table
The following table sets forth the compensation earned by the CEO and other NEOs for services rendered to the Corporation and its subsidiaries for the fiscal years ended December 31, 2004, 2005 and 2006. Bonuses are paid under the Corporation’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

NEO Name and									All Other Annual
Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Compensation ($)		Total $

Peter Bradford	2006	325,000	—		48,750	[3]	161,160	[4]	—		534,910
Chief Executive Officer	2005	315,000	75,000	[5]	—		88,660	[6]	—		478,660
	2004	315,000	30,333	[7]	60,666	[7]	200,226	[8]	—		606,226

Allan Marter[1]	2006	164,487	—		—		66,360	[9]	605,359	[36]	836,206
Chief Financial Officer	2005	200,000	45,000	[10]	—		43,648	[11]	5,252	[33]	293,900
	2004	172,000	15,000	[12]	30,002	[12]	82,446	[13]	4,988	[33]	304,436

Roger Palmer2	2006	152,000	12,000	[14]	18,003	[14]	45,030	[15]	4,402	[34]	231,435
Chief Financial Officer	2005	130,000	20,000	[16]	—		11,090	[17]	3,765	[34]	164,855
	2004	97,625	15,000	[18]	—		—		3,064	[34]	115,689

Colin Belshaw	2006	107,000	6,000	[19]	9,001	[19]	103,390	[20]	—		225,391
Vice President Operations	2005	—	—		—		—		—		—
	2004	—	—		—		—		—		—

Doug Jones	2006	165,000	12,000	[21]	18,003	[21]	66,360	[22]	—		261,363
Vice President	2005	150,000	30,000	[23]	—		20,460	[24]	—		200,460
Exploration	2004	137,000	7,000	[25]	14,002	[25]	31,408	[26]	—		189,410

Bruce Higson-Smith	2006	189,000	12,000	[27]	18,003	[27]	66,360	[28]	4,984	[35]	290,347
Vice President	2005	150,000	14,674	[29]	15,326	[29]	20,460	[30]	3,973	[35]	204,433
Corporate Development	2004	137,000	7,000	[31]	14,002	[31]	7,852	[32]	3,265	[35]	169,119

Notes:

[1]	Mr. Marter resigned as CFO effective October 13, 2006.

[2]	Mr. Palmer served as CFO on an interim basis from October 2006 until February 2007.

[3]	2006 bonus consists of a stock bonus of 13,176 Common Shares valued at $48,750, calculated using the closing price on the American Stock Exchange ($3.70) on the date of the grant (February 28, 2007).

[4]	Consists of 68,000 stock options granted on January 31, 2006 at an exercise price of $3.44 and a fair value of $2.37 per share.

[5]	2005 cash bonus.

[6]	Consists of 65,000 stock options granted January 27, 2005 at an exercise price of $3.72 and a fair value of $1.364 per share.

[7]	2004 bonus includes a stock bonus of 16,308 Common Shares valued at $60,666, calculated using the closing price on the American Stock Exchange ($3.72) on the date of the grant (January 27, 2005). The 2004 bonus also includes a cash bonus of $30,333.

[8]	Consists of 102,000 stock options granted on May 24, 2004 at an exercise price of $5.07 and a fair value of $1.963 per share.

[9]	Consists of 28,000 stock options granted on January 31, 2006 at an exercise price of $3.44 and a fair value of $2.37 pe r share.

[10]	2005 cash bonus.

[11]	Consists of 32,000 stock options granted January 27, 2005 at an exercise price of $3.72 and a fair value of $1.364 per share.

[12]	2004 bonus includes of a stock bonus of 8,065 Common Shares valued at $30,002, calculated using the closing price on the American Stock Exchange ($3.72) on the date of the grant (January 27, 2005). The 2006 bonus also includes a cash bonus of $15,000.

[13]	Consists of 42,000 stock options granted on May 24, 2004 at an exercise price of $5.07 and a fair value of $1.963 per share.

[14]	2006 bonus includes a stock bonus of 5,358 Common Shares valued at $18,003, calculated using the closing price on the American Stock Exchange ($3.36) on the date preceding the grant (February 1, 2007). The 2006 bonus also includes a cash bonus of $12,000.

[15]	Consists of 19,000 stock options granted on January 31, 2006 at an exercise price of $3.44 and a fair value of $2.37 per share.

[16]	2005 cash bonus.

[17]	Consists of 10,000 stock options granted on January 31, 2005 at an exercise price of $3.72 and a fair value of $1.109 per share.

[18]	2004 cash bonus.

[19]	2006 bonus includes a stock bonus of 2,679 Common Shares valued at $9,001, calculated using the closing price on the American Stock Exchange ($3.36) on the date preceding the grant (February 1, 2007). The 2006 bonus also includes a cash bonus of $6,000.

[20]	Stock option grant of 49,000 was made on July 27, 2006 at an exercise price of $3.07 and a fair value of $2.11 per share.

[21]	2006 bonus includes a stock bonus of 5,358 Common Shares valued at $18,003, calculated using the closing price on the American Stock Exchange ($3.36) on the date preceding the grant (February 1, 2007). The 2006 bonus also includes a cash bonus of $12,000.

[22]	Consists of 28,000 stock options granted on January 31, 2006 at an exercise price of $3.44 and a fair value of $2.37 per share.

[23]	2005 cash bonus.

[24]	Consists of 15,000 stock options granted on January 27, 2005 at an exercise price of $3.72 and a fair value of $1.364 per share.

[25]	2004 bonus includes a stock bonus of 3,764 Common Shares Stock Bonus valued at $14,002, calculated using the closing price on the American Stock Exchange ($3.72) on the date of the grant (January 27, 2005). The 2004 bonus also includes a cash bonus of $7,000.

[26]	Consists of 16,000 stock options granted on May 24, 2004 at an exercise price of $5.07 and a fair value of $1.963 per share.

[27]	2006 bonus includes a stock bonus of 5,358 Common Shares valued at $18,003, calculated using the closing price on the American Stock Exchange ($3.36) on the date preceding the grant (February 1, 2007). The 2006 bonus also includes a cash bonus of $12,000.

[28]	Consists of 28,000 stock options granted on January 31, 2006 at an exercise price of $3.44 and a fair value of $2.37 per share.

[29]	2005 bonus includes a stock bonus of 4,000 Common Shares valued at $15,326, calculated using the closing price on the American Stock Exchange ($3.83) on the date of the grant (February 6, 2005). The 2005 bonus also includes a cash bonus of $14,674.

[30]	Consists of 15,000 stock options granted on January 31, 2005 at an exercise price of $3.72 and a fair value of $1.364 per share.

[31]	2004 bonus includes a stock bonus of 3,764 Common Shares valued at $14,002, calculated using the closing price on the American Stock Exchange of the Common Shares ($3.72) on the date preceding the grant (January 27, 2005). The 2004 bonus also includes a cash bonus of $7,000.

[32]	Consists of 4,000 stock options granted on May 24, 2004 at an exercise price of $5.07 and a fair value of $1.963 per share.

[33]	This amount includes $5,252 in 2005 and $4,988 in 2004 for contribution to this executive’s 401(k) Plan for the benefit of this executive.

[34]	This amount includes $4,402 in 2006, $3,765 in 2005 and $3,064 in 2004 for contribution to this executive’s 401(k) Plan for the benefit of this executive.

[35]	This amount includes $4,984 in 2006, $3,973 in 2005 and $3,265 in 2004 for contribution to this executive’s 401K Plan for the benefit of this executive.

[36]	Consists of severance pay of $282,354 and 200,000 Common Shares of EURO Ressources S.A. (“EURO”) held by Golden Star at a cash value of $293,529.60 (calculated by using the closing price of EURO on the Euronext Exchange (€1.17) and the closing currency price (€1.00=US$1.2544) on the first business day following the date of the severance agreement (October 23, 2006)). In addition, health insurance premiums paid for 18 months at a cash value of $14,725 and an outplacement service payment at a value of $10,000. This amount also includes $4,750 in 2006, for contribution to this executive’s 401K Plan for the benefit of this executive.

EQUITY COMPENSATION PLAN INFORMATION
The following is information regarding the Corporation’s equity compensation plans as of December 31, 2006:

(c)
	(a)		Number of Securities
	Number of	(b)	Remaining Available
	Securities to be	Weighted Average	for Future Issuance
	Issued upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options, Warrants	(Excluding
	Options, Warrants	and Rights	Securities reflected
Plan Category	and Rights	(Cdn$)	in Column (a)

Equity Compensation Plans Approved by Securityholders	5,763,601	$3.09	5,990,148 [1]
Equity Compensation Plans Not Approved by Securityholders	792,000 [2]	$2.22	0
Total	6,555,601	$2.98	5,990,148

Notes:

[1]	Represents Common Shares issuable under the Stock Option Plan and the Stock Bonus Plan.

[2]	Represents Common Shares issuable under options exchanged pursuant to the acquisition by the Corporation of St. Jude Resources Ltd.
Stock Option Plan
The Stock Option Plan provides to certain key employees, consultants and directors (including non-employee directors) of the Corporation and its subsidiaries an incentive to maintain and to enhance the long-term performance of the Corporation through the acquisition of Common Shares pursuant to the exercise of stock options. The Stock Option Plan provides for discretionary option grants to employees, consultants and directors. Currently, there are approximately five key employees (including executive officers) of the Corporation plus six non-employee directors of the Corporation and its subsidiaries who are eligible to receive options under the Stock Option Plan.
Subject to certain other limitations, the maximum number of Common Shares authorized for issuance under the Stock Option Plan is 15,000,000 Common Shares (or approximately 6.46% of the issued and outstanding Common Shares). As at March 15, 2007, 4,715,967 Common Shares (or approximately 2.03% of the issued and outstanding Common Shares) remain available for grant. An aggregate of 6,694,784 Common Shares (or approximately 2.88% of the issued and outstanding Common Shares), are issuable under options that have been granted under the Stock Option Plan. The maximum number of Common Shares that may be issued to insiders under the Stock Option Plan is limited to that number which is equal to the difference between (i) 10% of the outstanding number of Common Shares from time to time, and (ii) the number of Common Shares that are reserved for issuance to insiders pursuant to stock options granted under other stock option plans or arrangements of the Corporation. The total number of Common Shares that may be issued to any one optionee pursuant to options granted under the Stock Option Plan or other stock option plans or arrangements of the Corporation cannot exceed 5% of the outstanding number of Common Shares from time to time. The maximum number of shares that may be issued to any optionee in any one calendar year is 400,000 Common Shares (or approximately 0.17% of the issued and outstanding Common Shares).
The Compensation Committee makes recommendations to the Board regarding all option grants. The Board has the authority, subject to the terms of the Stock Option Plan, to determine when and to whom to make grants under the Stock Option Plan, the number of Common Shares to be covered by the grants, the terms of options granted and the exercise price of options, and to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan. Options granted under the Stock Option Plan are exercisable over a period determined by the Board, but not to exceed ten years from the date of grant, and the exercise price of an option may not be less than the closing price of the Common Shares on the stock exchange on which the Common Shares principally trade on the day immediately preceding the date of grant. In addition, the grant of an option may be subject to vesting conditions established by the Board as provided in the option agreement evidencing the grant of such option. All options granted to non-employee directors vest immediately and options granted to executive officers and other employees are subject to vesting as determined at the date of grant, which vesting is either as to one-third on grant, and one-third on each of the second and third anniversary dates, or as to one-fourth on grant and an additional one-fourth on each of the second, third and fourth anniversary dates.
In the event of an optionee’s termination of employment or service prior to the time all or any portion of an option vests, such option, to the extent not vested or specifically extended by the Board, shall terminate. Except as otherwise provided by the Compensation Committee or the Board, as the case may be, if an optionee ceases to be employed by, or provide services to, the Corporation for any reason (other than by reason of death), the optionee’s options generally will expire 30 days following such termination in the case of a non-director optionee and within 12 months in the case of a director optionee. If the optionee dies while employed (or within the 30-day period referred to in the preceding sentence), all outstanding options, to the extent then vested, may be exercised within one year after the optionee’s date of death by the person or persons to whom the optionee’s rights pass. In no case may options be exercised later than the expiration date specified in the grant. Options may be transferred by an optionee only by will or by the laws of descent and distribution, and during his or her lifetime may be exercised only by an optionee during his or her lifetime.
Although the Stock Option Plan provides for interest free loans (subject to the terms of the Stock Option Plan) to be made available to optionees who are employees of the Corporation or its subsidiaries for the purpose of exercising options under the Stock Option Plan, there are no such loans outstanding.
The exercise price and the number of Common Shares to be purchased by an optionee upon the exercise of an option will be adjusted by the Board in accordance with the terms of the Stock Option Plan on the occurrence of certain corporate events or changes to the Common Shares.
The Stock Option Plan provides that it will terminate, unless earlier terminated in accordance with its terms, on the tenth anniversary of its approval. The Stock Option Plan was approved on May 20, 2004 at the annual and special meeting of the Corporation’s shareholders. The Stock Option Plan provides that it generally may be amended or terminated at any time by the Board. However, any such amendment or termination shall be subject to any necessary stock exchange, regulatory or shareholder approval. In addition, no amendment to an option may adversely affect the rights under such option without the consent of the optionee. No options can be granted under the Stock Option Plan after April 8, 2014.
In addition, pursuant to the completion of the arrangement on December 21, 2005 (the “Arrangement”) whereby the Corporation acquired, as a wholly-owned subsidiary, St. Jude Resources Ltd. (“St. Jude”), the Corporation issued options to acquire Common Shares to directors, officers and employees of St. Jude in exchange for the St. Jude options held by such persons. An aggregate of 216,000 of such options (representing 0.09% of the Corporation’s outstanding Common Shares) are outstanding, excluding the shares of the former St. Jude Chief Executive Office, who now serves as a Board member. The exercise prices of such Corporation options range from Cdn$1.82 to Cdn$2.50 and have expiry dates ranging from October 30, 2008 to September 21, 2009, subject to earlier expiration in certain prescribed circumstances. These options are not transferable or assignable by the holders other than by a legal will or pursuant to the laws of succession and no such option may be exercised by anyone other than the holder or the holder’s legal representative.
Bonus Plans
The Corporation has an Employees’ Stock Bonus Plan (the “Stock Bonus Plan”) for any full-time or part-time employee (whether or not a director) of the Corporation or any of its subsidiaries who has rendered meritorious services that contributed to the success of the Corporation or any of its subsidiaries. Up to 900,000 Common Shares (or approximately 0.39% of the issued and outstanding Common Shares) are authorized for issuance under the Stock Bonus Plan. The Stock Bonus Plan is currently administered by the Compensation Committee and provides for grants of bonus Common Shares on terms that the Compensation Committee recommends to the Board, within the limitations of the Stock Bonus Plan and subject to the rules of applicable regulatory authorities. The maximum number of Common Shares that may be issued under the Stock Bonus Plan in any calendar year will not exceed in the aggregate 2% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year, provided that (i) no more than 1% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year can be issued to any one insider, (ii) the total number of Common Shares issuable within any one-year period to all insiders of the Corporation pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements cannot exceed 10% of the then outstanding Common Shares, and (iii) the total number of Common Shares issuable within any one-year period to an employee under the Stock Bonus Plan and such employee’s associates pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements cannot exceed 5% of the then outstanding Common Shares.
A total of 557,002 Common Shares (or approximately 0.24% of the issued and outstanding Common Shares) have been issued under the Stock Bonus Plan to March 15, 2007. In 2006, 4,000 Common Shares were issued under the Stock Bonus Plan; and the Named Executive Officers received as part of their bonus for 2006 certain Common Shares which were issued in 2007 pursuant to the Stock Bonus Plan (see the “Summary Compensation Table” and the notes thereto). As of March 15, 2007, 342,998 Common Shares (or approximately 0.15% of the issued and outstanding Common Shares) remain available for grant under the Stock Bonus Plan. The Board has the right to amend or terminate the Stock Bonus Plan at any time in its discretion. In addition, certain amendments to the Stock Bonus Plan require shareholder and regulatory approval.
The Corporation also maintains an Executive Management Performance Bonus Plan (the “Executive Bonus Plan”) under which the Corporation’s executive officers and certain other management personnel are eligible for bonuses, including bonuses under the Stock Bonus Plan and cash bonus awards. Bonuses are awarded under the Executive Bonus Plan at the discretion of the Board, based on the Board’s evaluation of the performance of both the Corporation and the participant measured against performance objectives established each year.

GRANT OF PLAN BASED AWARDS
The following table discloses the actual numbers of Common Shares and stock options granted to the CEO and other NEOs during 2006, as well as the exercise price of these awards.

									All Other
								All Other	Option
								Stock	Awards:	Exercise
		Estimated Future			Estimated Future			Awards:	Number of	or Base
		Payouts Under Non-Equity			Payouts under Equity			Number of	Securities	Price of
		Incentive Plan			Incentive Plan Awards			Shares or	Underlying	Options[3]
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock Or	Options	Awards
Name	Grant Date	($)	($)	($)	($)	($)	($)	Units (#)	(#)	($/SH)

Peter Bradford	1/31/2006	—	—	—	—	—	—	—	68,000	3.44

Allan Marter[1]	1/31/2006	—	—	—	—	—	—	—	28,000	3.44

Roger Palmer[2]	1/31/2006	—	—	—	—	—	—	—	19,000	3.44

Colin Belshaw	7/27/2006	—	—	—	—	—	—	—	49,000	3.07

Doug Jones	1/31/2006	—	—	—	—	—	—	—	28,000	3.44

Bruce Higson-Smith	1/31/2006	—	—	—	—	—	—	—	28,000	3.44

Notes:

[1]	Mr. Marter resigned effective October 13, 2006.

[2]	Mr. Palmer served as interim CFO from October 2006 to December 31, 2006.

[3]	Exercise prices shown below are based on the closing price on the Toronto Stock Exchange, in Canadian dollars, on the day before the grant.
     The price is converted to U.S. dollars based on the Bank of Canada noon rate on the day of the grant.

OUTSTANDING EQUITY (OPTION) AWARDS AT FISCAL YEAR-END
The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for the CEO and each other NEO.

Option Awards								Stock Awards[3]

											Equity
											Incentive
											Plan
											Awards:
										Equity	Market or
										Incentive	Payout
									Market	Plan	Value of
						Per Cent			Value	Awards	Unearned
						of Total	Value	Number	of	Number of	Share,
					Market	Options	of	of	Shares	Unearned	Units or
					Value of	Granted	Unexercised	Shares	or Units	Shares,	Other
	Number of	Number of			Security	to	in-the-money	or Units	of Stock	Units, or	Rights
	Securities	Securities			Underlying	Employees	Options at	that	that	Other	that
	Underlying	Underlying	Option		Options	in	Year-End	Have	Have	Rights that	Have
	Unexercised	Unexercised	Exercise		on Date	Financial	Exercisable/	Not	Not	Have	Not
	Options (#)	Options (#)	Price	Option	of Grant	Year	Unexercisable	Vested	Vested	Not Vested	Vested
NEO Name	Exercisable	Unexercisable	($)	Expiration Date	($)	(#)	($)	(#)	($)	(#)	($)

Peter Bradford	600,000	—	0.92	5/9/2009	0.92	29.81%	1,218,000/0	—	—	—	—
	250,000	—	0.66	7/17/2011	0.66	26.73%	572,500/0	—	—	—	—
	90,000	—	0.73	1/30/2012	0.73	14.06%	199,800/0	—	—	—	—
	109,000	—	2.05	1/30/2013	2.05	4.63%	98,100/0	—	—	—	—
	76,500	25,500	5.07	5/24/2014	5.07	11.93%	—	—	—	—	—
	32,500	32,500	3.72	1/27/2015	3.72	12.65%	—	—	—	—	—
	17,000	51,000	3.44	1/31/2016	3.44	4.82%	—	—	—	—	—

Allan Marter[1]	150,000	—	0.98	11/9/2009	0.98	7.45%	295,500/0	—	—	—	—
	75,000	—	1.01	2/1/2010	1.01	4.43%	145,500/0	—	—	—	—
	75,000	—	0.66	7/17/2011	0.66	8.02%	171,750/0	—	—	—	—
	43,000	—	0.73	1/30/2012	0.73	6.72%	95,460/0	—	—	—	—
	49,000	—	2.05	1/30/2013	2.05	2.08%	44,100/0	—	—	—	—
	31,500	10,500	5.07	5/24/2014	5.07	4.91%	—	—	—	—	—
	16,000	16,000	3.72	1/27/2015	3.72	6.23%	—	—	—	—	—
	7,000	21,000	3.44	1/31/2016	3.44	1.98%	—	—	—	—	—

Roger Palmer[2]	75,500	—	0.81	8/29/2010	0.81	4.45%	161,570/0	—	—	—	—
	33,400	—	0.66	7/17/2011	0.66	3.57%	76,486/0	—	—	—	—
	4,333	—	0.73	1/30/2012	0.73	.68%	9,619/0	—	—	—	—
	8,667	—	2.05	1/30/2013	2.05	.37%	7,800/0	—	—	—	—
	5,000	5,000	3.72	1/27/2015	3.72	1.95%	—	—	—	—	—
	4,750	14,250	3.44	1/31/2016	3.44	1.35%	—	—	—	—	—

Colin Belshaw	12,250	36,750	3.07	7/27/2016	3.07	3.47%	—

Doug Jones	225,000	—	1.60	3/20/2013	1.60	9.56%	303,750/0	—	—	—	—
	12,000	4,000	5.07	5/24/2014	5.07	1.87%	—	—	—	—	—
	7,500	7,500	3.72	1/27/2015	3.72	2.92%	—	—	—	—	—
	7,000	21,000	3.44	1/31/2016	3.44	1.98%	—	—	—	—	—

Option Awards								Stock Awards[3]

Equity
Incentive
Plan
Awards:
										Equity	Market or
										Incentive	Payout
									Market	Plan	Value of
						Per Cent			Value	Awards	Unearned
						of Total	Value	Number	of	Number of	Share,
					Market	Options	of	of	Shares	Unearned	Units or
					Value of	Granted	Unexercised	Shares	or Units	Shares,	Other
	Number of	Number of			Security	to	in-the-money	or Units	of Stock	Units, or	Rights
	Securities	Securities			Underlying	Employees	Options at	that	that	Other	that
	Underlying	Underlying	Option		Options	in	Year-End	Have	Have	Rights that	Have
	Unexercised	Unexercised	Exercise		on Date	Financial	Exercisable/	Not	Not	Have	Not
	Options (#)	Options (#)	Price	Option	of Grant	Year	Unexercisable	Vested	Vested	Not Vested	Vested
NEO Name	Exercisable	Unexercisable	($)	Expiration Date	($)	(#)	($)	(#)	($)	(#)	($)

Bruce Higson-Smith	182,750	—	3.86	9/18/2013	3.86	7.76%	—	—	—	—	—
	3,000	1,000	5.07	5/24/2014	5.07	0.47%	—	—	—	—	—
	7,500	7,500	3.72	1/27/2015	3.72	2.92%	—	—	—	—	—
	7,000	21,000	3.44	1/31/2016	3.44	1.98%	—	—	—	—	—

Notes:

[1]	Mr. Marter resigned effective October 13, 2006.

[2]	Mr. Palmer served as interim CFO from October 2006 to February 2007.

[3]	The Corporation has no un-vested stock awards.
OPTION EXERCISES AND STOCK VESTED
The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2006 for the persons named in the “Summary Compensation Table” on page 10.

		Option Awards		Stock Awards

		Number of Shares		Number of Shares
		Acquired on	Value Realized	Acquired on	Value Realized
NEO Name		Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)

Peter Bradford	Golden Star	—	—	—	—
	EURO[3]	75,000	168,750	—	—

Allan Marter[1]	Golden Star	—	—	—	—
	EURO[3]	50,000	128,500	—	—

Roger Palmer[2]	Golden Star	—	—	—	—
	EURO[3]	25,000	42,750	—	—

Colin Belshaw	Golden Star	—	—	—	—

Doug Jones	Golden Star	—	—	—	—

Bruce Higson-Smith	Golden Star	—	—	—	—

Notes:

[1]	Mr. Marter resigned effective October 13, 2006.

[2]	Mr. Palmer served as interim CFO from October 2006 to February 2007.

[3]	The Corporation has occasionally granted, as additional compensation, options to purchase Common Shares of EURO Ressources S.A. The term of each such option is 10 years and each such option vested immediately. The Corporation did not grant any such options to directors and NEOs during the fiscal years ended December 31, 2005 and 2006.

DIRECTOR COMPENSATION
The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Corporation’s directors during the fiscal year ended December 31, 2006.

		Fees Earned				Non-Equity	All Other
		or Paid				Incentive Plan	Compensation
Director Name	Year	in Cash ($)	Stock ($)	Option ($)		Compensation ($)	($)	Total ($)

Ian MacGregor	2006	124,750	—	84,800	[1]	—	—	209,550
James Askew	2006	46,750	—	84,800	[1]	—	—	131,550
David Bumstead[3]	2006	15,830	—	84,800	[1]	—	—	100,630
David Fagin	2006	52,750	—	84,800	[1]	—	—	137,550
Lars-Eric Johannson	2006	18,250	—	75,600	[2]	—	—	93,850
Michael Martineau	2006	47,000	—	84,800	[1]	—	—	131,800
Michael Terrell	2006	28,750	—	84,800	[1]	—	—	113,550

Notes:

[1]	Stock option grants were made on January 16, 2006 at an exercise price of $3.65 and a fair value of $2.12 per share.

[2]	Stock option grants were made on July 27, 2006 at an exercise price of $3.04 and a fair value of $1.89 per share.

[3]	Mr. Bumstead ceased to be a director at the last annual general meeting (May 26, 2006).
During the year ended December 31, 2006, the Corporation paid a total of $334,080 to its non-employee directors. This amount consisted of the following annual fees:
•	$90,000 to the Chairman;

•	$20,000 to the non-employee directors (excluding the Chairman); plus

•	$10,000 to the Chairman of the Audit Committee;

•	$10,000 to the Chairman of the Nominating and Corporate Governance Committee;

•	$5,000 to the Chairman of the Sustainability Committee; and

•	$5,000 to the Chairman of the Compensation Committee.
For 2006, the Corporation also paid the following fees to non-employee directors for attending Board and Committee meetings as follows:
•	$1,250 for attending a Board meeting; and

•	$750 for attending a committee meeting.
In addition, for 2006 the Corporation paid to each non-employee director $7,500 for a total of six days spent in Ghana inspecting the Corporation’s facilities and attending various meetings. Directors are also reimbursed for transportation and other out-of-pocket expenses reasonably incurred for attendance at Board and committee meetings and in connection with the performance of their duties as directors.
The Corporation’s Stock Option Plan provides for discretionary grants of stock options to directors. Such grants may be made upon a director’s appointment or from time to time thereafter. See “Equity Compensation Plan Information — Stock Option Plan” for a description of the Stock Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee is currently comprised of Michael Martineau, James Askew, and Ian MacGregor. The Committee is responsible for establishing and administering the compensation philosophy, policies, and plans for the Corporation’s-non-employee directors and executive officers.
The Compensation Committee hereby reports as follows:
1.	The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management; and

2.	Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Management Information Circular to be delivered to shareholders.
Submitted by the Compensation Committee:
Michael Martineau, Chairman
James Askew
Ian MacGregor
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with management of the Corporation the audited financial statements of the Corporation for the fiscal year ended December 31, 2006 (the “Audited Financial Statements”).
The Audit Committee has discussed with PricewaterhouseCoopers LLP, independent accountants for the Corporation since 1994, the matters required to be discussed by Statement on Auditing Standards No. 61.
The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence and has considered the compatibility of the non-audit services which it provides with maintenance of that independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.
Submitted by the Audit Committee:
Lars-Eric Johansson, Chairman
David K. Fagin
Ian MacGregor

STATEMENT OF CORPORATE GOVERNANCE PRACTICES
The following information is provided in response to National Instrument 58-101 and its companion Form 58-101F1:
Board of Directors
The current Board, all of whose members are being nominated in this Management Information Circular for re-election at the Meeting, comprises five directors who are independent by virtue of their not having a direct or indirect material relationship (as defined under applicable law and regulations) with the Corporation and under the independence standards of the American Stock Exchange. Mr. Peter Bradford is the Corporation’s President and Chief Executive Officer and, accordingly, is not independent. Mr. Michael Terrell may not be considered to be independent as he is the former Chief Executive Officer of St. Jude whose executive employment agreement with St. Jude was terminated in 2006.
Of the current Board members, Mr. James Askew is a director of Asian Mineral Resources Ltd., Oceana Gold Limited, Sino Gold Ltd. and Yamana Gold Inc.; Mr. Bradford is a director of Anvil Mining Limited; Mr. Fagin is a director of Canyon Resources Corporation, Pacific Rim Mining Company and T. Rowe Price Association, Inc.; Mr. MacGregor is a director of Asian Mineral Resources Ltd.; and Michael Martineau is a director of Axmin Inc. Each of these companies is a reporting issuer or equivalent in Canada or another jurisdiction. The Board follows the practice of including in each regularly scheduled Board meeting a discussion involving only the independent directors in the absence of management at which the independent directors have the opportunity to raise any matter they believe merits or requires discussion. Accordingly, for corporate governance disclosure purposes, the independent directors held two meetings in 2006 at which the non-independent director and members of management were not present.
Mr. Ian MacGregor serves as Chairman of the Board. As disclosed above, he is an independent director. The Chairman’s duties are described below in “Position Descriptions”.
Except for Michael Terrell, each director attended all Board meetings held in 2006. Each director attended all meetings of Committees of which he is a member.
Board Mandate
While the Board has no written mandate as such, its duties and activities are performed in a manner that is considered responsive to statutory and other legal requirements and in accordance with best corporate governance practices.
The Board establishes overall policies and standards for the Corporation. The Board expects management to conduct the business of the Corporation in accordance with the Corporation’s ongoing strategic plan as adopted by the Board. The Board regularly reviews management’s progress in meeting these expectations. The directors are kept informed of the Corporation’s operations at meetings of the Board and its committees and through reports and analyses and discussions with management. The Board normally meets 4 times a year in person, with additional meetings being held as needed. In 2006, there were a total of 9 meetings of the Board.
The following is a summary of how the Board deals with matters pertaining to strategic planning, risk management, communication and internal control systems, and management and succession:
•	Each year the Board reviews and approves planning assumptions and detailed monthly budgets for the following year and annual projections for the following five years. The Board monitors performance against budget through reporting by management in the form of monthly reports and Board papers.

•	The Board seeks to identify and assess the principal risks of the Corporation’s business which are wide-ranging because of the nature of the Corporation’s business, including risks associated with operating in developing countries, maintaining control of the Corporation’s assets and funds, assuring compliance with all relevant laws and regulations, political risks, exchange controls, environmental and safety risks, government regulatory or enforcement problems, title matters, civil unrest, and the availability of skilled management and labor forces.

•	The CEO and the CFO provide shareholder communications on behalf of the Corporation, all of which are closely monitored by the Board.

•	The Board periodically reviews the integrity of the Corporation’s internal control and management information systems.

•	The Board annually considers the overall performance in all key areas to identify those areas where additional skills may be required and to consider the measures required to ensure sufficient management depth for the ongoing management of the Corporation in the event of the loss of any key members of the Corporation’s executive management team.

•	The Board periodically reviews all key policies including the environmental and safety policies adopted by the Corporation and its affiliates and has established policies on Safety, Community Relations and Environment.
The Board has adopted policies to assure effectiveness of management information systems including policies on Corporate Control with respect to annual budgets, financial and budget reporting, activities reporting, acquisitions and dispositions of assets, joint ventures, spending authorities, contracts and investment banking services. Therefore, in addition to those matters that must by law, be approved by the Board, the Board approves, among other things, the terms of all significant acquisitions and dispositions of the mineral properties of the Corporation and its subsidiaries as well as joint venture agreements on such properties. Operating and capital budgets also require the Board’s approval. The Board receives monthly reports on operational, financial and business development matters. Finally, because of its relatively small size and significant industry experience, the Board is very flexible and management is able to liaise regularly with the Board to discuss and seek approval for various activities.
Position Descriptions
The Board has adopted a position description for the Chairman of the Board whereby the Chairman presides over meetings of the Board, interfaces between the Board and senior management, including regular consultations with the President and CEO on a variety of matters of importance to the Corporation’s business, its relationships with shareholders and other stakeholders and the relationship between the Board and management, including all matters which properly come within the scope of the duties and responsibilities of a non-executive chairman to ensure that the Corporation fulfils its commitment of adherence to corporate governance best practices.
While no specific position description has been adopted for the chairs of each of the Corporation’s four standing committees namely the Audit, Compensation, Nominating and Corporate Governance and Sustainability committees, each chair is responsible for ensuring that the committee over which he presides properly discharges the obligations imposed by its charter (available for inspection on the Corporation’s website at www.gsr.com), interfacing with management and making required recommendations to the Board. In particular, the Chair of the Audit Committee is responsible for a number of matters, such as communication with the Corporation’s auditors in accordance with the SEC and the United States Sarbanes-Oxley Act (“SOX”) requirements to which the Corporation is subject.
The Board has adopted a position description for the Corporation’s President and CEO which, among other things, is compliant with SOX requirements.
Orientation and Continuing Education
New directors are provided with the Corporation’s committee charters and Board and Corporation policies and with non-public information on the Corporation’s business and assets. They have access to Board members and senior management personnel before accepting a position as director to enable them to perform due diligence and to acquire the information required to begin performing their duties at an acceptable level. In the course of these due diligence activities, new directors are made aware of the role of the Board and its committees and the nature and operation of the Corporation’s assets and business.

Management believes that each member of the current Board has the basic skills and knowledge required to function effectively as a director of the Corporation and that the individual skills and experience possessed by individual Board members are complementary to achieving a Board that can supervise the Corporation’s business in a manner responsive to the interests of all stakeholders and in a responsible and ethical manner. Board candidates are selected based on the possession of such basic and complementary skills.
The chair of the Nominating and Corporate Governance Committee has a specific responsibility to ensure that Board members are kept up to date on corporate governance matters, and the directors’ other business interests are such as to keep them abreast of corporate developments generally and those in the gold mining industry in particular. For the past few years, the Board has made annual visits to the Corporation’s production facilities in Ghana in the course of which Board members have had full opportunity to inspect the Corporation’s assets and to interface with all levels of management and with local stakeholders.
Ethical Business Conduct
The relevant policies and codes, all of which are available on the Corporation’s website, consist of:
•	a Business Conduct and Ethics Policy which applies to the Corporation, its subsidiaries, divisions and affiliates and which reaffirms that the observance of applicable law and ethical business conduct wherever the Corporation does business must be the guiding principle. The Corporation’s Senior Vice President and Chief Financial Officer has been designated as compliance officer to ensure proper implementation of the Policy;

•	a Code of Ethics for Directors, Senior Executive and Financial Officers and Other Executive Officers adopted pursuant to Section 406 of SOX and the rules of the American Stock Exchange to provide written standards of guidance to the affected individuals for honest and ethical conduct and compliance with applicable law. This Code requires that individuals covered by its provisions report suspected violations to either of the Chairman of the Board or the Senior Vice President and Chief Financial Officer, in his capacity as compliance officer, and that the Board take appropriate action on any such reports. Amendments of/and waivers granted under the Code of Ethics will be disseminated on the Corporation’s website (www.gsr.com);

•	a Policy on Insider Trading and Reporting which mandates all appropriate trading restrictions on the Corporation’s shares to which directors, officers, employees and others are subject under applicable law and as a matter of corporate policy; and

•	a Whistleblower Policy whereby employees are required to report concerns regarding possible violations by employees or other persons of legal or regulatory requirements or internal policies relating to accounting standards and disclosures, internal accounting controls or matters related to the internal or external audit of the Corporation’s financial statements either to the Corporation’s Compliance Officer, any other member of management or the Audit Committee, anonymously if the individual so chooses. The Audit Committee is responsible for dealing appropriately with all such reports.
In 2006, no alleged or suspected violations were reported under any of the foregoing.
As a matter of policy, the Board is required to approve the holding by any director or officer of a Board or executive position creating a potential business or legal conflict affecting that individual’s ability to properly carry out his duties and serve the Corporation’s best interests. As a matter of law, Board members are required to disclose material interests in proposed transactions, after which the Board determines the propriety of the affected individual participating in either or both of discussion and voting, whether or not otherwise entitled to do either or both.
Nomination of Directors
As disclosed above, the Corporation’s objective is to have a Board of Directors, each of whose members has the required experience, skills, judgment and character to perform effectively and ethically as a Board member and which, as a group, have skills complementary to the nature of the Corporation’s business and the environment in which the Board operates. Potential Board candidates are identified and selected with reference to these criteria. The process is supervised by the Nominating and Corporate Governance Committee which is responsible for recommending candidates for nomination or re-election, as the case may be, as set out in its charter.
Compensation
The Compensation Committee, all of whose members are independent directors, is responsible for making recommendations to the Board regarding the compensation to be paid to directors and officers. In fulfilling its mandate, the Corporation has regard to executive performance based on achievement of corporate and individual goals, published information in industry surveys, the need to attract and retain qualified management personnel and board members and other considerations.
Board Committees
As disclosed above, there are four standing committees of the Board, namely the Audit, Compensation, Nominating and Corporate Governance and Sustainability committees.
i) Audit Committee
The Audit Committee is currently comprised of Messrs. Lars-Eric Johansson (Chairman), David K. Fagin and Ian MacGregor. The Board has determined that each of the members of the Audit Committee is financially literate, unrelated, an outside member with no other affiliation with the Corporation and is independent as defined by the American Stock Exchange. The Board has determined that Mr. Johansson and Mr. Fagin are “audit committee financial experts” as defined by the SEC.
The primary duties and responsibilities of the Audit Committee, as set out in its charter, are to review the financial reporting process, the system of internal control, the audit process, related party transactions, compliance with the Corporation’s codes of ethics or conduct and the Corporation’s process for monitoring compliance with laws and regulations. The Audit Committee is responsible for the appointment, compensation, retention, termination and oversight, subject to the requirements of Canadian law, of the work of the independent auditor. In performing its duties, the Audit Committee maintains effective working relationships with the Board, management and the external auditors. To effectively perform his role, each committee member must obtain and maintain an understanding of the detailed responsibilities of committee membership as well as the Corporation’s business, operations and risks. In addition, the Audit Committee recommends to the Board for approval the annual and quarterly financial statements, the annual and quarterly reports and certain other documents required by regulatory authorities. In connection with risk assessment, the Audit Committee reviews, among other things, the nature and adequacy of insurance coverage. The Audit Committee met seven times during 2006.
ii) Compensation Committee
The Compensation Committee is comprised of Messrs. Michael Martineau (Chairman), James Askew and Ian MacGregor, each of whom has been determined by the Board to be unrelated, an outside member with no other affiliation with the Corporation and independent as defined by the American Stock Exchange. The Compensation Committee, subject to Board approval and as set forth in its charter, supervises the selection, evaluation and determination of compensation of executive officers, sets corporate-wide policy with respect to compensation and benefits, and administers the Stock Option Plan (except with respect to grants to non-employee directors) and the Stock Bonus Plan. The Compensation Committee also recommends to the Board the descriptions, definitions and limits to management’s authorities and approval of objectives and goals for top management in general terms. See “Compensation Committee Report on Executive Compensation” above. The Compensation Committee met two times in 2006.
iii) Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently comprised of Messrs. David K. Fagin (Chairman), Ian MacGregor and Michael Terrell. Messrs. Fagin and MacGregor have been determined by the Board to be unrelated, an outside member with no other affiliation with the Corporation and independent as defined by the American Stock Exchange. Mr. Michael Terrell may not be considered to be independent as he is the former Chief Executive Officer of St. Jude whose executive employment agreement with St. Jude was terminated in 2006. The Nominating and Corporate Governance Committee, as set forth in its charter, advises and makes recommendations to the Board concerning all corporate governance issues, including: Board and committee jurisdiction, composition, size and remuneration, adoption and implementation of policies designed to ensure that the Corporation follows best practices in corporate governance; and oversight of compliance with legislation, rules, regulations and guidelines enacted and adopted by governments, securities regulators and stock exchanges to whose jurisdiction the Corporation is subject.
The Nominating and Corporate Governance Committee is responsible for the assessment of the effectiveness and contribution of the Board, its committees and individual directors. The Nominating and Corporate Governance Committee annually reviews the overall performance of the Board and its committees based on a number of factors including the Board’s performance in meeting the challenges that faced the Corporation over the previous twelve month period, the Board’s relationship with management, and the responses to a questionnaire circulated to help assess the overall effectiveness of the Board and its members.
The Board periodically reviews the adequacy and form of compensation of directors in relation to the responsibilities and risks involved in being an effective director. See “Compensation of Directors” above. In addition to cash compensation, the directors receive options under the Stock Option Plan. The Board believes the emphasis on compensation through options is particularly appropriate in a resource business where increasing shareholder value is a significant relevant measure of progress.
The Nominating and Corporate Governance Committee is also responsible for supervising the nomination process including identifying and recommending nominees to the Board for eventual proposal as candidates for election as directors at the annual meeting of shareholders. The Nominating and Corporate Governance Committee considers candidates for Board membership who are suggested by members of the Nominating and Corporate Governance Committee, other Board members, members of management and shareholders of the Corporation. Once the Nominating and Corporate Governance Committee has identified prospective nominees for directorship, the Board is responsible for selecting such candidates. The Nominating and Corporate Governance Committee seeks to identify director candidates with solid business and other appropriate experience and expertise, having regard for the nature of the Corporation’s business and the current composition of the Board, and commitment to devoting the time and attention necessary to fulfill their duties to the Corporation. The Nominating and Corporate Governance Committee also considers the independence of directors or potential directors. The Nominating and Corporate Governance Committee met once in 2006.
Shareholders wishing to recommend a director candidate to serve on the Board may do so by providing written notice to the Chairman of the Nominating and Corporate Governance Committee, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, that identifies the candidate, provides appropriate biographical and background materials, evidences the nominating shareholder’s Common Share ownership, and includes a written signed statement of the candidate. Assuming that the appropriate information and materials are received in a timely manner, candidates recommended by shareholders will be evaluated against the criteria outlined above. A complete copy of the procedures to be followed by shareholders who wish to recommend director candidates is available on the Corporation’s website (www.gsr.com).
iv) Sustainability Committee
The Sustainability Committee is currently composed of Messrs. James Askew (Chairman), Michael Martineau and Ian MacGregor. The primary purposes of the Sustainability Committee are to assist the Board in its oversight of exploration, development and operating risk, including issues related to geological, mining, metallurgical, community relationships, health, safety and environmental matters. The responsibilities of the Sustainability Committee include, among others: reviewing with management the Corporation’s goals, policies and programs relative to exploration, development and operational matters; making enquiries of management concerning the establishment of appropriate policies, systems, standards and procedures for all technical, development and operating activities, and compliance with applicable laws and standards of corporate conduct; reviewing with management the assessment, reduction and mitigation of technical risk; reviewing with management the risk analysis of any proposed new major exploration, development or operating activity; and reviewing with management the Corporation’s record of performance on community relationships, health, safety and environmental matters, along with any proposed actions based on the record of performance. The Sustainability Committee met four times in 2006.
Assessments
The Nominating and Corporate Governance Committee performs, as part of its duties, an annual appraisal of the performance of the Board and its standing committees as a whole and of the individual performance of each director and the Board and committee chairs. The results are used in making any required changes to functions and individuals and in determining nominations for re-election and appointment.
Shareholder Communications
The Corporation believes that it is important to maintain good shareholder relations. The Board will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Chief Financial Officer and Senior Vice President of the Corporation by email to tmair@gsr.com or by mail to Board of Directors, c/o Chief Financial Officer, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312. All communications shall state the type and amount of the Corporation’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Chief Financial Officer and Senior Vice President shall forward all such communications to the Board or the specific committee, as appropriate.
Director Attendance at Shareholder Meetings
It is the Corporation’s written policy that the directors attend the shareholders meeting. The written policy codifies a previous unwritten policy. All of the then directors of the Corporation attended the 2006 annual meeting of shareholders.
PRINCIPAL ACCOUNTING FIRM FEES
The Corporation incurred the following fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal 2006 and 2005:

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total

2006	$426,589	$3,830	$28,330	$38,560	$497,310
2005	$482,886	$23,082	$57,888	$100,653	$664,510
Audit related fees included review of documents required for the sale of Common Shares and for review of annual reports filed with government agencies in the United States, Canada and France. Tax related fees include assistance in filing annual tax returns and tax planning. Other fees were predominantly related to accounting issues related to acquisitions and to miscellaneous general business topics.

In 2006 and 2005, 100% of our auditor’s fees were approved pursuant to the provisions of 17 CFR 210.201(c)(7)(i)(C). There were no hours expended on the principal account’s engagement to audit our financial statements for the years ended December 31, 2006 and December 31, 2005 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees.
The Audit Committee of the Board has considered the level of non-audit services provided by the auditors and the auditor’s representation letter in its determination of auditor independence.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
The Audit Committee has established a policy requiring pre-approval of all audit engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all permissible non-audit services performed by the independent auditors. Such services may be approved at a meeting or by unanimous written consent of the Audit Committee, or the Audit Committee may delegate to one or more of its members the pre-approval of audit services and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings.
LIABILITY INSURANCE
The Corporation has purchased insurance and has, in addition, agreed to indemnify directors and officers of the Corporation against all costs, charges and expenses reasonably incurred by them in respect of certain proceedings to which they may be made party by reason of their status as a director or officer of the Corporation. The indemnification is extended to directors and officers provided that they have acted honestly and in good faith with a view to the best interests of the Corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, on the condition that the director or officer had reasonable grounds for believing his conduct was lawful. The amount of the premium paid in 2006 in respect of directors and officers as a group was $268,175; the policy coverage is $20,000,000 per claim and in aggregate in any policy year. Expenses for the Corporation per claim not covered by the policy range between nil and $150,000.
INDEBTEDNESS OF DIRECTORS AND OFFICERS
No directors, nominees for election as directors, executive officers or members of their immediate family were indebted to the Corporation, directly or indirectly, at any time since the beginning of the Corporation’s last fiscal year.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationships
Certain directors and officers of the Corporation are and may continue to be involved in the mining and mineral exploration industry through their direct and indirect participation as a director or otherwise in corporations, partnerships or joint ventures, which are potential competitors. Situations may arise in connection with potential acquisitions and investments where the other interests of these directors and officers may conflict with the interests of the Corporation. As required by law, each of the directors of the Corporation is required to disclose any potential conflict of interest and to act honestly, in good faith and in the best interests of the Corporation.

During 2006, the Corporation obtained legal services from a legal firm to which Mr. MacGregor, a director and Chairman of the Board, is counsel. The total value of all legal services provided was $509,822.64. Mr. MacGregor did not personally perform any legal services for the Corporation during 2006 nor did he benefit directly or indirectly from payments made by the Corporation for the services performed by the firm.
Compensation Committee Interlocks and Insider Participation
Messrs. James E. Askew, Michael Martineau and Ian MacGregor were members of the Compensation Committee in 2006, all of whom are independent, non-management directors. None of the Compensation Committee members has served as an officer or employee of the Corporation and none of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Corporation’s Board of Directors. Mr. Askew was President of the Corporation from March 1999 through October 1999.
Related Transactions
No insider of the Corporation, nor any associate or affiliate of an insider, has had any material interest in any transaction or proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries, nor has any director of the Corporation been involved, directly or indirectly, in any business or professional relationship with the Corporation in connection with the provision by the director or the Corporation of property, services or financing to the other since January 1, 2006 other than as set forth herein or as previously disclosed.
Each quarter, the Vice President Finance & Controller issues a Commitments, Contingencies and Acquisition checklist to the CEO, CFO, Chief Operating Officer and Treasurer which must be signed and returned to inquire if there have been any related party transactions for the quarter.
In addition, on an annual basis, the Corporation’s legal counsel prepares Directors and Officers (“D&O”) questionnaires and submits the questionnaires to all directors and officers of the Corporation. The D&O questionnaires are reviewed by the Vice President Finance & Controller who reviews accounts payable vendor records to determine if any payments that would fall under GAAP disclosure guidelines have been made to these companies which would indicate a related party transaction.
PARTICULARS OF MATTERS TO BE ACTED UPON
To the knowledge of the Board of the Corporation, the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting relating to the receipt of financial statements and the Auditors’ Report thereon, the election of directors and the appointment of auditors.
(a) Report to Shareholders
The Board of the Corporation has approved all of the information in the Report to Shareholders that accompanies this Management Information Circular, including the audited consolidated financial statements delivered therewith for the fiscal year ended December 31, 2006.
(b) Election of Directors
The term of office of the current directors of the Corporation will expire at the Meeting or when their successors are duly elected or appointed. The Articles of the Corporation provide that the number of directors shall consist of a minimum of three and a maximum of 15 directors. The Board is currently composed of seven directors, three of whom are Canadian residents. The Corporation’s By-laws require that at least 25% of the directors of the Corporation be resident Canadians.

It is proposed to nominate the seven persons listed below for election as directors of the Corporation to hold office until the next annual meeting of shareholders or until their successor is elected or appointed pursuant to relevant provisions of the By-laws of the Corporation or the Corporation’s governing statute. All such proposed nominees are currently directors of the Corporation.
It is the intention of the management designees, if named as proxy, to vote for the election of the following persons to the Board. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies IN FAVOUR of management designees will be voted for another nominee in their discretion unless the shareholder has specified in his proxy that his Common Shares are to be withheld from voting in the election of directors. Each director elected will hold office until the next annual general meeting of Shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the By-laws of the Corporation.
In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by shareholders who vote in respect of the resolution.
The following table sets forth the name of each of the persons proposed to be nominated for election as a director; his municipality, province or state and country of residence; all positions and offices in the Corporation presently held by him; his present and past principal occupation or employment for the past five years; the date of his first appointment as a director; and his age. See “Voting Shares and Security Ownership of Certain Beneficial Owners and Management” for the number of Common Shares of the Corporation that each nominee has advised are beneficially owned by him, directly or indirectly, or over which control or direction is exercised.

		Date of First
Name, Residence and		Appointment as
Position with Corporation	Present and Principal Occupation for the Past Five Years	Director	Age

JAMES E. ASKEW Denver, Colorado, USA Director [1,4]	Mr. Askew has served as a director, President and Chairman of International Mining and Finance Corporation since January 1997. Mr. Askew has held positions as Managing Director and Chief Executive Officer of Black Range Minerals NL from November 1999 to 2001. Mr. Askew also serves as a director of Ausdrill Limited, Yamana Gold Inc., Climax Mining Limited and Sino Gold Limited. In addition, Mr. Askew served as President and Chief Executive Officer of the Corporation from March 1999 to October 1999.	June 15, 1999	58

PETER J. BRADFORD Accra, Ghana Director, President and Chief Executive Officer	Mr. Bradford has served as President and Chief Executive Officer of the Corporation since November 1999 and as a member of the Board since August 2000. In addition, Mr. Bradford has served as a director of Anvil Mining Limited since September 1998.	August 8, 2000	48

DAVID K. FAGIN Englewood, Colorado, USA Director [2,3]	Mr. Fagin has served since 1986 as a director or trustee of certain public mutual funds managed by T. Rowe Price Associates, Inc., as director of Canyon Resources Corporation since January 1999 and of Pacific Rim Mining Company since April 2002. In addition he was formerly President and Chief Operating Officer of Homestake Mining Company and previously served as an office and/or director of several other mining and petroleum concerns.	May 15, 1992(5)	69

		Date of First
Name, Residence and		Appointment as
Position with Corporation	Present and Principal Occupation for the Past Five Years	Director	Age

LARS-ERIC JOHANSSON Oakville, Ontario Canada Director [2]	Mr. Johansson served as Chief Financial Officer of Kinross Gold Corporation from May 2004 until April 2006. Previously, Mr. Johansson was Special Advisor on project financing to Falconbridge Limited’s Koniambo nickel project in New Caledonia from November 2003 to April 2004; Executive Vice President and Chief Financial Officer of Noranda Inc. from May 2002 to November 2003; Senior Vice President and Chief Financial Officer for Falconbridge from September 1989 to May 2002; a director of Aber Diamond Corporation, Niocan, Inc., Canadian Solar Inc. and Tiberon Minerals Ltd.	January 29, 2004	60

IAN MacGREGOR Toronto, Ontario, Canada Director [1,2,3,4]	Mr. MacGregor has served as Chairman of the Board since January 27, 2004. Mr. MacGregor serves on the boards of other Canadian public and private companies, including serving as a director of Asian Mineral Resources Limited since July 2004. He has been Counsel of Fasken Martineau DuMoulin LLP (Barristers and Solicitors) since February 2000 and prior thereto, was a partner of Fasken Martineau DuMoulin LLP and its predecessors.	April 3, 2000	72

MICHAEL P. MARTINEAU Hildenborough, Kent, United Kingdom Director [1,4]	Mr. Martineau is a founder and has served as President of AXMIN Inc. since January 1999. He was a director of Ashanti Goldfields from February 1999 to April 2004. In addition, Mr. Martineau has served as Deputy Chairman since February 2000 and as Chief Executive Officer from February 2000 to August 2002 of Eurasia Mining plc, and he has been a director of Angus and Ross plc since April 2000.	May 20, 2004	62

MICHAEL A. TERRELL Delta, British Columbia, Canada Director [3]	Mr. Terrell is a founder and has served as President, Chief Executive Officer and Director of St. Jude Resources Ltd. from 1987 until its acquisition by the Corporation in December 2005.	December 21, 2005	59

Notes:

[1]	Member of the Compensation Committee.

[2]	Member of the Audit Committee.

[3]	Member of the Nominating and Corporate Governance Committee.

[4]	Member of the Sustainability Committee.

[5]	May 15, 1992 represents the date of the Corporation’s formation upon the amalgamation of Golden Star Resources Ltd. and South American Goldfields Inc., of which companies Mr. Fagin was the Chairman.
There are no family relationships among any of the director nominees or directors or executive officers of the Corporation.
See “Statement of Corporate Governance Practices” for information on Board committees and directors’ meeting attendance.
Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies IN FAVOUR of the election of the above directors.
(c) Appointment of Auditor
It is proposed to approve an ordinary resolution to appoint the firm of PricewaterhouseCoopers LLP as auditor of the Corporation to hold office until the close of the next annual general meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns as provided by law and by the Corporation’s By-laws and to authorize the directors of the Corporation to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by shareholders who vote in respect of the resolution.
Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies IN FAVOUR of the appointment of the above auditor and to authorize the directors of the Corporation to fix the remuneration of PricewaterhouseCoopers LLP as auditors.
(d) Approval of Amended and Restated Shareholder Rights Plan
Introduction
The Corporation originally implemented a shareholder Rights Agreement dated as of April 24, 1996 which, in accordance with its terms, was amended pursuant to an Amending Agreement dated as of June 30, 1999 (collectively, the “Original Rights Plan”). The Original Rights Plan was amended and restated by an Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004 (“2004 Rights Plan”). The Board has now approved an Amended and Restated Shareholder Rights Plan agreement (the “2007 Rights Plan”) to amend and restate the 2004 Rights Plan in order to continue until 2010 the outstanding rights (“Rights”) granted under the predecessor Original Rights Plan and the 2004 Rights Plan on the terms and conditions of the 2007 Rights Plan and to reconfirm the continued issuance of the Rights. A summary of the terms and conditions of the 2007 Rights Plan is contained in Schedule “A”.
Shareholders will be asked at the Meeting to vote on a resolution, the text of which is set out below under the heading “Confirmation by Shareholders” (the “Rights Plan Resolution”), to ratify, confirm and approve the adoption of the 2007 Rights Plan. To continue a shareholder rights plan for the Corporation beyond the termination of the Meeting, the Rights Plan Resolution must be passed by a majority of the votes cast by Independent Shareholders who vote in respect thereof. At the date of this Management Information Circular, the Corporation believes that all holders of Common Shares are Independent Shareholders.
“Independent Shareholders”, as defined in the 2004 Rights Plan, are the holders of Common Shares or other securities entitled to vote in the election of directors excluding (i) any Acquiring Person (generally the beneficial holder of 20% or more of the Corporation’s shares, as further defined in Schedule “A”), (ii) a person who has announced publicly or is making a take-over bid for 20% or more of the Corporation’s shares (iii) any affiliate, associate, or party acting jointly with either of them, or (iv) an employee benefit plan or other plan or trust for the benefit of employees of the Corporation in which voting of the shares in the plan or trust are not voted, deposited or tendered by the beneficiaries. The Corporation believes that the 2007 Rights Plan preserves the fair treatment of shareholders, is consistent with current best Canadian corporate practice and addresses institutional investor guidelines. The 2007 Rights Plan contains substantially the same terms and conditions as the 2004 Rights Plan.
The 2007 Rights Plan was not adopted in response to or in anticipation of any pending or threatened take-over bid. It is not intended to and will not prevent a take-over of the Corporation.
The 2007 Rights Plan does not reduce the duty of the Board to act honestly, in good faith and in the best interests of the Corporation and its shareholders, and to consider on that basis any offer made, nor does the 2007 Rights Plan alter the proxy mechanisms to change the Board, create dilution on the initial issue of the Rights or change the way in which Common Shares trade.
Objectives of the 2007 Rights Plan
The purpose of the 2007 Rights Plan is to encourage an offeror either to make a Permitted Bid (as defined in Schedule “A”), without approval of the Board, having terms and conditions designed to meet the objectives of the 2007 Rights Plan, or to negotiate the terms of the offer with the Board. Failure to do either creates the potential for substantial dilution of the offeror’s position.
The purpose of the 2007 Rights Plan is to address the following concerns that are widely held to be inherent in the provisions of current legislation governing take-over bids in Canada:

(i) Time
Securities legislation in Canada currently permits a take-over bid to expire in 35 days. The Board is of the view that 35 days is an insufficient amount of time to permit the Board and the Shareholders to assess an offer and for the Board to negotiate with the offeror, solicit competing offers and otherwise try to maximize shareholder value. The 2007 Rights Plan provides that a Permitted Bid must be open for at least 60 days and must remain open for a further period of 10 business days after the offeror publicly announces that more than 50% of the outstanding Voting Shares (as defined in the 2007 Rights Plan) held by Independent Shareholders have been deposited or tendered and not withdrawn.
(ii) Pressure to Tender
A shareholder may feel compelled to tender to a take-over bid which the shareholder considers to be inadequate because, in failing to tender, the shareholder may be left with illiquid or minority discounted shares. This is particularly so in the case of a partial bid where the offeror wishes to obtain a control position but does not wish to acquire all of the Common Shares. The 2007 Rights Plan contains a shareholder approval mechanism in the Permitted Bid definition, which is that no Voting Shares (as defined in Schedule “A”) may be taken up and paid for under the bid unless more than 50% of the outstanding Voting Shares held by Independent shareholders have been deposited or tendered and not withdrawn. By requiring a Permitted Bid to remain open for acceptance for a further period of 10 business days following public announcement that more than 50% of the outstanding Voting Shares have been deposited, a shareholder’s decision to accept a bid is separated from the decision to tender, lessening concern about undue pressure to tender to the bid.
(iii) Unequal Treatment of Shareholders
Under current securities legislation, an offeror may obtain control or effective control of the Corporation without paying full value, without obtaining shareholder approval and without treating all of the Shareholders equally. For example, an offeror could acquire blocks of shares by private agreement from one or a small group of shareholders at a premium to market price which premium is not shared with the other Shareholders. In addition, a person could slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control or effective control without paying a control premium or fair sharing of any control premium among all shareholders. Under the 2007 Rights Plan, if a take-over bid is to qualify as a Permitted Bid, all offers to acquire 20% or more of the Corporation’s outstanding Voting Shares must be made to all shareholders.
Effect of the 2007 Rights Plan
It is not the intention of the Board to entrench themselves or avoid a bid for control that is fair and in the best interests of Shareholders. For example, Shareholders may tender to a bid which meets the Permitted Bid criteria without triggering the 2007 Rights Plan, regardless of the acceptability of the bid to the Board. Furthermore, even in the context of a bid that does not meet the Permitted Bid criteria, the Board must act honestly and in good faith with a view to the best interests of the Corporation and its shareholders.
Generally, the board of directors of a corporation confronted with an unsolicited take-over bid will not be allowed to maintain a shareholder rights plan indefinitely to keep a bid from the shareholders; however, Canadian securities regulators have indicated that so long as the board is actively and realistically seeking value-maximizing alternatives, shareholder rights plans serve a legitimate purpose.
The Board believes that the effect of the 2007 Rights Plan will be to enhance shareholder value, ensure equal treatment of all shareholders in the context of an acquisition of control, and lessen the pressure upon a shareholder to tender to a bid.
Confirmation by Shareholders
If the Rights Plan Resolution is approved at the Meeting, the Corporation and CIBC Mellon Trust Company (the “Rights Agent”) will enter into the 2007 Rights Plan to take effect at the close of business on the date of the Meeting. If the Rights Plan Resolution is not approved at the Meeting, the Rights and the 2004 Rights Plan will terminate, the 2007 Rights Plan will never become effective and the Corporation will no longer have any form of shareholder rights plan.

The Board reserves the right to alter any terms of or not to proceed with the 2007 Rights Plan at any time prior to the Meeting in the event that the Board determines, in light of subsequent developments, that to do so is in the best interests of the Corporation and its shareholders.
The complete text of the 2007 Rights Plan is available upon request. Shareholders wishing to receive a copy of the 2007 Rights Plan or the 2004 Rights Plan should submit their request by telephone (303) 830-9000, by facsimile (303) 830-9094, or by mail to Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, Attention: Investor Relations.
The Rights Plan Resolution is as follows:
“RESOLVED AS AN ORDINARY RESOLUTION that:
1.	the shareholder protection rights plan of the Corporation be continued, and the Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2007 (the “2007 Rights Agreement”) between the Corporation and CIBC Mellon Trust Corporation, as rights agent, which amends and restates the Rights Agreement dated as of April 24, 1996 between the Corporation and The R-M Trust Company, as rights agent, as amended pursuant to an Amending Agreement dated as of June 30, 1999 between the Corporation and CIBC Mellon Trust Company (formerly The R-M Trust Company), as rights agent (collectively, the “Original Rights Agreement”), as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004 (the “2004 Rights Agreement”), that continues the Rights issued under the Original Rights Agreement and the 2004 Rights Agreement that are outstanding at the Record Time (as defined in the 2007 Rights Agreement) on the terms set out in the 2007 Rights Agreement, and continues the issuance of Rights thereafter until the termination or expiration of the 2007 Rights Agreement, be and is hereby ratified, confirmed and approved; and
2.	Any director or officer of the Corporation and each of them is hereby authorized, for and on behalf of the Corporation, to execute and deliver such other documents and instruments and take such other actions as such director or officer may determine to be necessary or advisable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.”
Recommendation of the Board
The Board has concluded that the continuation of the 2007 Rights Plan is in the best interests of the Corporation and its shareholders. Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies IN FAVOUR of the approval of the Rights Plan and the Rights Plan Resolution.
AVAILABILITY OF DOCUMENTS
Financial information regarding the Corporation can be found in the following documents, which documents have been filed or will be filed with various securities commissions or similar authorities in the United States and various provinces of Canada and copies of which may be obtained, after filing, by shareholders of the Corporation on request without charge from Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312 (Tel.: (303) 830-9000; Toll Free: (800) 553-8436; Fax: (303) 830-9094), Attention: Investor Relations:
(a) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, as may be amended, together with any document, or the pertinent pages of any document, incorporated by reference therein and management’s discussion and analysis of the financial condition and results of operations; and
(b) comparative audited consolidated financial statements of the Corporation and the notes thereto as at and for the fiscal years ended December 31, 2006, 2005 and 2004, together with the report of the auditors thereon, and any interim financial statements of the Corporation that may be subsequently filed and management’s discussion and analysis of the financial condition and results of operations.
Additional information relating to the Corporation is available on The System for Electronic Document Analysis & Retrieval (or SEDAR) at www.sedar.com.
PERFORMANCE GRAPH AND TABLE
The performance graph and disclosure related thereto set forth in Item 5 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, as it may be amended, under the heading “Performance Graph and Table” is incorporated by reference herein. A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, as it may be amended, is available at www.sedar.com and upon request by a shareholder to the Corporation as set forth under “Availability of Documents”.
ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE
The following financial statements and information of the Corporation accompany and form part of, and are specifically incorporated by reference into, this Management Information Circular: (a) Consolidated Balance Sheets as of December 31, 2006 and 2005, and Consolidated Statements of Operations, Consolidated Statement of Changes in Shareholders’ Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004; (b) the Notes to the Consolidated Financial Statements; (c) the Auditors’ Report on such financial statements; (d) the report on Management’s Responsibility for Financial Information; and (e) Management’s Discussion and Analysis of Financial Condition and Results of Operations. These documents are available on SEDAR at www.sedar.com and a copy of any such document may be obtained free of charge upon request by a shareholder to the Corporation as set forth under “Availability of Documents”.
The reports of the Compensation and Audit Committees and the information under the heading “Performance Graph” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the United States Securities Act of 1933 (the “Securities Act”) or the United States Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
2006 ANNUAL REPORT
The Annual Report for the fiscal year ended December 31, 2006 accompanies this Management Information Circular. The consolidated financial statements of the Corporation, the accompanying notes and report of the independent auditors, the selected financial data for each of the years ended December 31, 2006, 2005 and 2004 and management’s discussion and analysis of the Corporation’s financial condition and results of operations are included in the Annual Report.

2007 SHAREHOLDER PROPOSALS
To be eligible for inclusion in the Corporation’s Management Information Circular for the year 2007 Annual Meeting of Shareholders, shareholder proposals prepared in accordance with the proxy rules must be received at the Corporation’s corporate office, 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, Attention: Chief Financial Officer, on or before December 15, 2007.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Corporation’s officers, directors and more than 10% shareholders are required to file beneficial ownership reports under Section 16(a) of the Exchange Act, generally within two days of the event triggering the requirement to file such a report. Based solely on the review of the section 16(a) reports filed by the directors and executive officers, and upon representations from those persons, the Corporation is not aware of any delinquent filings.
OTHER MATTERS
Management of the Corporation is not aware of any other matters to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.
GENERAL
All matters to be brought before the Meeting require, for the passing of same, a simple majority of the votes cast in person or by proxy at the Meeting by the holders of Common Shares. If a majority of the Common Shares represented at the Meeting should be withheld from voting for the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation, the Board will appoint another firm of chartered accountants based upon the recommendation of the audit committee, which appointment for any period subsequent to the next annual general meeting of shareholders will be subject to approval by the shareholders at that meeting.
APPROVAL
The contents and mailing of this Management Information Circular have been approved by the Board of Directors of the Corporation.
DATED this 15th day of March, 2007.
ON BEHALF OF THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD.

“Peter J. Bradford” Peter J. Bradford President and Chief Executive Officer	“Thomas G. Mair” Thomas G. Mair Senior Vice President and Chief Financial Officer

SCHEDULE “A”
SUMMARY OF 2007 RIGHTS PLAN
Description of the 2007 Rights Plan
The following is a summary of the terms and conditions of the Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2007 (the “2007 Rights Plan” or the “2007 Rights Agreement”). The 2007 Rights Agreement amends and restates the Rights Agreement dated as of April 24, 1996 between the Corporation and The R-M Trust Company, as rights agent, as amended pursuant to an Amending Agreement dated as of June 30, 1999 between the Corporation and CIBC Mellon Trust Company (formerly The R-M Trust Company), as rights agent (collectively, the “Original Rights Agreement”), as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004 (the “2004 Rights Agreement”).
This summary is qualified in its entirety by, and is subject to, the full text of the 2007 Rights Agreement. Copies of the complete 2007 Rights Agreement are available upon request. Shareholders wishing to receive a copy of the 2007 Rights Agreement should submit their request by telephone at 1-800-553-8436 (toll-free), by facsimile at 1-303-830-9094, by email at jthompson@gsr.com or by mail to the Company, 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, Attention: Jill Thompson.
All capitalized terms, where used in this summary without definition, have the meanings attributed to them in the 2007 Rights Agreement.
Issuance of Rights
Under the 2007 Rights Plan, Rights granted by the Company under the Original Rights Agreement and the 2004 Rights Agreement and which are outstanding at the Record Time of 5:00 p.m. (Vancouver time) on May 9, 2007, are reconfirmed on the terms set out in the 2007 Rights Plan, and the Company reconfirms its authorization to continue the issuance of Rights for each “Voting Share” (which includes the Common Shares and any other shares in or interests of the Company entitled to vote generally in the election of directors) issued thereafter and prior to the Separation Time (as defined below), subject to the earlier termination or expiration of the Rights as set out in the 2007 Rights Agreement.
Exercise Price
Until the Separation Time, the exercise price (“Exercise Price”) of each Right is three times the market price, from time to time, of the Common Shares. From and after the Separation Time, the Exercise Price is three times the market price, as at the Separation Time, per Common Share. The Exercise Price is subject to adjustment as set out in the 2007 Rights Agreement.
Term
The 2007 Rights Plan will take effect from and after the close of business on the date that the Meeting terminates (the “Effective Date”), and will expire at the close of business on the date upon which the annual meeting of shareholders of the Company to be held in 2010 terminates, subject to earlier termination or expiration of the Rights as set out in the 2007 Rights Agreement. The term of the 2007 Rights Plan is three years in conformity with Canadian institutional investor guidelines.
Trading of Rights
Until the Separation Time, the Rights will be evidenced by the certificates representing the associated Common Shares and will be transferable only together with the associated Common Shares. After the Separation Time, separate certificates evidencing the Rights will be mailed to holders of record of Voting Shares (other than any shareholder or group of shareholders making a take-over bid) as of the Separation Time and such separate Rights certificates alone will evidence the Rights.
The Rights will be listed on the TSX subject to the Company complying with the requirements of the TSX.

Separation Time
The Rights are not exercisable and do not trade separately from their associated Voting Shares until the “Separation Time.” The “Separation Time” is the close of business on the tenth trading day after the earliest of (i) the Stock Acquisition Date, which is the first date of public announcement of facts indicating that a person has become an Acquiring Person (as defined below); (ii) the date of the commencement of, or first public announcement of the current intention of any person (other than the Company or any subsidiary of the Company) to commence, a take-over bid (other than a Permitted Bid or a Competing Permitted Bid, each as defined below); and (iii) the date upon which a Permitted Bid ceases to be one. The Separation Time can also be such later date as may from time to time be determined by the Board.
Acquiring Person
An “Acquiring Person” is a person who is the Beneficial Owner (as defined below) of 20% or more of the outstanding Voting Shares. Excluded from the definition of Acquiring Person are the Company and its subsidiaries and any person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition or a Convertible Security Acquisition. In general:
(i)	a “Voting Share Reduction” means an acquisition or a redemption by the Company of Voting Shares and/or Convertible Securities, which by reducing the number of Voting Shares and/or Convertible Securities outstanding, increases the percentage of Voting Shares Beneficially Owned by any person;
(ii)	a “Pro Rata Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities as a result of a stock dividend, a stock split or a rights offering issued on the same pro rata basis to all the holders of Voting Shares and/or Convertible Securities of the same class or series; provided that such person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares and/or Convertible Securities than the percentage of Voting Shares Beneficially Owned by such person immediately prior to such acquisition;
(iii)	a “Permitted Bid Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities made pursuant to a Permitted Bid or a Competing Permitted Bid;
(iv)	an “Exempt Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities (i) in respect of which the Board has waived the application of the 2007 Rights Plan, (ii) pursuant to a dividend reinvestment plan, (iii) pursuant to a distribution of Voting Shares and/or Convertible Securities made by the Company (a) to the public pursuant to a prospectus; provided that such person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares so offered than the percentage of Voting Shares Beneficially Owned by such person immediately prior to such distribution, or (b) by way of a private placement; provided that, among other things, such person does not thereby become the Beneficial Owner of Voting Shares equal in number to more than 25% of the Voting Shares outstanding immediately prior to the private placement and, in making this determination, the securities to be issued to such person on the private placement shall be deemed to be held by such person but shall not be included in the aggregate number of Voting Shares outstanding immediately prior to the private placement, or (iv) pursuant to an amalgamation, merger, arrangement or other statutory procedure requiring shareholder approval (which is a new provision that has been included on the basis that transactions approved by shareholders do not require the protections afforded by shareholder protection rights plans); and
(v)	a “Convertible Security Acquisition” means an acquisition of Voting Shares by a person upon the purchase, exercise, conversion or exchange of Convertible Securities acquired or received by such person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

Also excluded from the definition of Acquiring Person are underwriters or banking or selling group members acting in connection with a distribution of securities and any “Grandfathered Person” (generally, any person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares at the Record Time). To the Company’s knowledge, there are no Grandfathered Persons.
Beneficial Ownership
In general, a person is deemed to “Beneficially Own” securities actually held by others in circumstances where those holdings are or should be grouped together for purposes of the 2007 Rights Plan. Included are holdings by the person’s “Affiliates” (generally, a person that controls, is controlled by, or is under common control with a specified corporation) and “Associates” (generally, relatives sharing the same residence).
Also included are securities that the person or any of the person’s Affiliates or Associates has the right to acquire within 60 days (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities and other than pursuant to pledges of securities in the ordinary course of business). The Original Rights Agreement did not include Affiliates or Associates in the definition of “Beneficial Ownership”.
A person is also deemed to Beneficially Own any securities that are Beneficially Owned (as described above) by any other person with which, and in respect of which security, such person is acting jointly or in concert. A person is acting jointly or in concert with any other person who is a party to an agreement, commitment or understanding with the first person for the purpose of acquiring or offering to acquire Voting Shares and/or Convertible Securities.
Exclusions from the Definition of Beneficial Ownership
The definition of “Beneficial Ownership” contains several exclusions whereby a person is not considered to Beneficially Own a security. There are exemptions from the deemed Beneficial Ownership provisions for institutional shareholders acting in the ordinary course of business and the performance of their duties. These exemptions apply to (i) an investment manager (“Manager”) which holds securities in the performance of the Manager’s duties for the account of any other person (a “Client”); (ii) a licensed trust company (“Trust Company”) acting as trustee or administrator or in a similar capacity for the estates of deceased or incompetent persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”); (iii) a Crown agent or agency (a “Crown Agent”), (iv) a person established by statute (a “Statutory Body”), the ordinary business or activity of which includes the management of investment funds for employee benefit plans, pension plans and insurance plans (other than insurance plans administered by insurance companies) of various public bodies, and (v) the administrator (“Administrator”) of one or more pension funds or plans (a “Plan”) registered under applicable law. The foregoing exemptions apply only so long as the Manager, Trust Company, Crown Agent, Statutory Body, Administrator or Plan is not then making or has not then publicly announced an intention to make a take-over bid, other than pursuant to a distribution by the Company or by means of ordinary market transactions.
Also, a person will not be deemed to “Beneficially Own” a security because such person (i) is a Client of the same Manager, an Estate Account or an Other Account of the same Trust Company, or a Plan with the same Administrator as another person or Plan on whose account the Manager, Trust Company or Administrator, as the case may be, holds such security; or (ii) is a Client of a Manager, Estate Account, Other Account or Plan, and the security is owned at law or in equity by the Manager, Trust Company, Administrator or Plan, as the case may be.
A person will not be deemed to “Beneficially Own” any securities that are the subject of a Permitted Lock-Up Agreement. A “Permitted Lock-Up Agreement” is an agreement (the “Lock-Up Agreement”) between a person and one or more holders of Voting Shares and/or Convertible Securities (each a “Locked-Up Person”) (the terms of which are publicly disclosed and reduced to writing and a copy of which is made available to the public (including the Company) not later than the date the Lock-Up Bid (as defined below) is publicly announced or, if the Lock-Up Bid has been made prior to the date on which such agreement is entered into, not later than the date of such agreement), pursuant to which such Locked-Up Person agrees to deposit or tender Voting Shares and/or Convertible Securities to a take-over bid (the “Lock-Up Bid”) made or to be made by the person, any of such person’s Affiliates or Associates or any other person with which, and in respect of which security, such person is acting jointly or in concert, provided that:
(i) the Lock-Up Agreement permits such Locked-Up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares and/or Convertible Securities from the Lock-Up Bid in order to deposit or tender such securities to another take-over bid or support another transaction where:
(A)	the price or value per Voting Share or Convertible Security offered under such other take-over bid or transaction exceeds the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid; or

(B)	the price or value per Voting Share or Convertible Security offered under such other take-over bid or transaction exceeds by as much as or more than a specified amount (the “Specified Amount”) the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid, provided that such Specified Amount is not greater than 7% of the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid; or

(C)	the number of Voting Shares and/or Convertible Securities to be purchased under such other take-over bid or transaction exceeds by as much as or more than a specified number (the “Specified Number”) the number of Voting Shares and/or Convertible Securities that the Offeror has offered to purchase under the Lock-Up Bid at a price or value per Voting Share or Convertible Security that is not less than the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid, provided that the Specified Number is not greater than 7% of the number of Voting Shares and/or Convertible Securities offered under the Lock-Up Bid;
and, for greater certainty, such Lock-Up Agreement may contain a right of first refusal or require a period of delay to give the offeror under the Lock-Up Bid an opportunity to match a higher price, value or number in such other take-over bid or transaction, or other similar limitation on a Locked-Up Person’s right to withdraw Voting Shares from the Lock-Up Agreement, so long as the limitation does not preclude the exercise by the Locked-Up Person of the right to withdraw Voting Shares and/or Convertible Securities in sufficient time to deposit or tender to the other take-over bid or to support the other transaction; and
(ii) no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:
(A)	the cash equivalent of 2.5% of the price or value payable under the Lock-Up Bid to a Locked-Up Person; and

(B)	50% of the amount by which the price or value payable under another take-over bid or other transaction to a Locked-Up Person exceeds the price or value of the consideration that such Locked-Up Person would have received under the Lock-Up Bid, shall be payable by a Locked-Up Person pursuant to the Lock-Up Agreement in the event a Locked-Up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-Up Bid, or withdraws Voting Shares and/or Convertible Securities previously tendered thereto in order to tender to another take-over bid or support another transaction.
The exclusion of Permitted Lock-Up Agreements from the definition of “Beneficial Ownership” is in conformity with Canadian institutional investor guidelines.

Flip-In Event
A “Flip-In Event” occurs when any person becomes an Acquiring Person. If a Flip-In Event occurs prior to the Expiration Time that has not been waived by the Board (see “Waiver,” below), each Right (except for Rights Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any person acting jointly or in concert with an Acquiring Person) or a transferee of any such person, which Rights will become null and void) shall constitute the right to purchase from the Company, on payment of the Exercise Price, Common Shares having an aggregate market price equal to twice the Exercise Price, for an amount in cash equal to the Exercise Price, subject to anti-dilution adjustments.
Permitted Bid and Competing Permitted Bid
A take-over bid will not trigger a Flip-In Event if it is a Permitted Bid or Competing Permitted Bid. A “Permitted Bid” is a take-over bid made by way of a take-over bid circular to all holders of Voting Shares (other than the Offeror) and which complies with the following additional provisions:
(i)	no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the take-over bid prior to the close of business on a date which is not less than 60 days following the date of the take-over bid;

(ii)	unless the take-over bid is withdrawn, Voting Shares and/or Convertible Securities may be deposited or tendered pursuant to the take-over bid at any time prior to the close of business on the date of first take-up or payment for Voting Shares and/or Convertible Securities and all Voting Shares and/or Convertible Securities deposited or tendered pursuant to the take-over bid may be withdrawn at any time prior to the close of business on such date;

(iii)	more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders must be deposited or tendered to the take-over bid and not withdrawn at the close of business on the date of first take-up or payment for Voting Shares and/or Convertible Securities; and

(iv)	in the event that more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders have been deposited or tendered to the take-over bid and not withdrawn as at the date of first take-up or payment for Voting Shares and/or Convertible Securities under the take-over bid, the Offeror will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than 10 business days from the date of such public announcement.
A Competing Permitted Bid is a take-over bid that is made after a Permitted Bid has been made but prior to its expiry, termination or withdrawal and that satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is only required to remain open until a date that is not less than the later of 35 days (increased from 21 days to conform to changes in Canadian securities laws) after the date of the take-over bid constituting the Competing Permitted Bid and 60 days after the date of the take-over bid of the prior bid.
Redemption
Redemption of Rights on Approval of Holders of Voting Shares and Rights. With the prior consent of the holders of Voting Shares or Rights, the Board may at any time prior to the occurrence of a Flip-In Event that has not been waived, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.00001 per Right (the “Redemption Price”), subject to adjustment for anti-dilution as provided in the 2007 Rights Agreement. The requirement to obtain the prior consent of the holders of Voting Shares or Rights under this provision is in conformity with Canadian institutional investor guidelines.

Deemed Redemption. If a person who has made a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition in respect of which the Board has waived or has been deemed to have waived the application of the 2007 Rights Plan consummates the acquisition of the Voting Shares, the Board shall be deemed to have elected to redeem the Rights for the Redemption Price.
Redemption of Rights on Withdrawal or Termination of Bid. Where a take-over bid that is not a Permitted Bid or Competing Permitted Bid expires, is withdrawn or otherwise terminates after the Separation Time and prior to the occurrence of a Flip-In Event, the Board may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being so redeemed, all the provisions of the 2007 Rights Plan shall continue to apply as if the Separation Time had not occurred and Rights Certificates had not been mailed, and the Separation Time shall be deemed not to have occurred.
Waiver
Discretionary Waiver respecting Acquisition not by Take-over Bid Circular. With the prior consent of the holders of Voting Shares the Board may, prior to the occurrence of a Flip-In Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares or by inadvertence when such inadvertent Acquiring Person has then reduced its holdings to below 20%, waive the application of the 2007 Rights Plan to such Flip-In Event. The requirement to obtain the prior consent of the holders of Voting Shares under this provision is a change from the Original Rights Plan, which provided the Board with a discretionary waiver without such prior consent. This change is in conformity with Canadian institutional investor guidelines.
Discretionary Waiver respecting Acquisition by Take-over Circular and Mandatory Waiver of Concurrent Bids. The Board may, prior to the occurrence of a Flip-In Event that would occur by reason of an acquisition of Voting Shares pursuant to a take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares, waive the application of the 2007 Rights Plan to such a Flip-In Event, provided that if the Board waives the application of the 2007 Rights Plan to such a Flip-In Event, the Board shall be deemed to have waived the application of the 2007 Rights Plan in respect of any other Flip-In Event occurring by reason of any such take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares prior to the expiry of the take-over bid for which a waiver is, or is deemed to have been, granted.
Waiver of Inadvertent Acquisition. The Board may waive the application of the 2007 Rights Plan in respect of the occurrence of any Flip-In Event if (i) the Board has determined that a person became an Acquiring Person under the 2007 Rights Plan by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) the Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of waiver the person is no longer an Acquiring Person.
Supplements and Amendments
The Company may make changes to the 2007 Rights Agreement prior to or after the Separation Time to correct any clerical or typographical error or to maintain the validity of the 2007 Rights Agreement as a result of any change in any applicable legislation, rules or regulation without the approval of the holders of the Voting Shares or Rights. The Company may also make changes to the 2007 Rights Agreement prior to the Meeting without the approval of the holders of the Voting Shares or the Rights.
The Company may, with the approval of the holders of Voting Shares, at any time prior to the Separation Time, make changes to or rescind any of the provisions of the 2007 Rights Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).
The Company may, with the approval of the holders of Rights, at any time after the Separation Time, make changes to or rescind any of the provisions of the 2007 Rights Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

Anti-Dilution Adjustments
The Exercise Price of a Right, the number and kind of shares subject to purchase upon exercise of a Right, and the number of Rights outstanding, will be adjusted in certain events, including:
(i)	if there is a dividend payable in Common Shares or Convertible Securities (other than pursuant to any optional stock dividend program, dividend reinvestment program or dividend payable in Common Shares in lieu of a regular cash dividend) on the Common Shares, or a subdivision or consolidation of the Common Shares, or an issuance of Common Shares or Convertible Securities in respect of, in lieu of or in exchange for Common Shares; or

(ii)	if the Company fixes a record date for the distribution to all holders of Common Shares of certain rights, options or warrants to acquire Common Shares or Convertible Securities, or for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than regular periodic cash dividends or stock dividends payable in Common Shares) or rights or warrants.

GOLDEN STAR RESOURCES LTD.
ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS — MAY 9, 2007
PROXY
THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION
The undersigned holder of common shares of Golden Star Resources Ltd. (the “Corporation”) hereby nominates and appoints Peter J. Bradford, President and Chief Executive Officer of the Corporation, or failing him, Thomas G. Mair, Senior Vice President and Chief Financial Officer of the Corporation, or instead of them or any of them,                                                             , as the proxy of the undersigned to attend, act and vote in respect of all common shares of the Corporation registered in the name of the undersigned at the Annual General and Special Meeting (the “Meeting”) of shareholders of the Corporation to be held at 3:00 p.m. (Toronto time) on Wednesday, May 9, 2007 at the TSX Broadcast & Conference Centre - Gallery Facility, 130 King Street West, Toronto, Ontario, Canada, M5X 1J2, and at any and all adjournments thereof. Without limiting the general powers hereby conferred, the said proxy is directed to vote as follows, provided that, if no choice is specified herein, or if any instructions given are not clear, the common shares shall be voted as if the shareholder had specified an affirmative vote:

1.	To elect the following persons as directors of the Corporation:

The undersigned hereby revokes any instrument of proxy heretofore given with reference to the said Meeting or any adjournment thereof.
	James E. Askew	For	Withhold
	Peter J. Bradford	For	Withhold
	David K. Fagin	For	Withhold

    The proxyholder may in his discretion vote with respect to amendments or variations to matters identified in the Notice of Meeting or to other matters which may properly come before the Meeting or any adjournment thereof.

	Lars-Eric Johansson	For	Withhold
	Ian MacGregor	For	Withhold
	Michael P. Martineau	For	Withhold
	Michael A. Terrell	For	Withhold

2.	To appoint PricewaterhouseCoopers LLP as the auditors of the Corporation and to authorize the Board of Directors to fix the auditors’ remuneration:			DATED this day of , 2007.

Signature

For Against
Name of shareholder (Please Print)
3.	To pass the Rights Plan Resolution (as defined in the accompanying Management Information Circular) approving and confirming the Corporation’s Amended and Restated Shareholder Rights Plan Agreement.

Address
For Against

Number of common shares held

NOTES:

1.     The common shares represented by this proxy will be voted in accordance with the instructions given herein. IF NO CHOICE IS SPECIFIED HEREIN, OR IF ANY INSTRUCTIONS GIVEN ARE NOT CLEAR, THE COMMON SHARES SHALL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE, ALL IN THE SAME MANNER AND TO THE SAME EXTENT AS THE SHAREHOLDER COULD DO IF THE SHAREHOLDER WERE PERSONALLY PRESENT AT THE MEETING.

2.     A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSON DESIGNATED IN THIS PROXY TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING. Such right may be exercised by printing in the space provided the name of the person to be appointed, in which case only the person so named may vote the common shares at the meeting.

3.     This proxy will not be valid unless it is dated and signed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and ceases to be valid one year from its date. If the proxy is executed by an attorney for an individual shareholder or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the proxy instrument.

4.     If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed by the management of the Corporation.

5.     To be effective, the instrument of proxy must be received by 5:00 p.m. (Toronto time) on Monday May 7, 2007 at the address set forth in the accompanying return envelope (Attention: Proxy Department, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, Canada M5A 4K9).